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                                                                    EXHIBIT 10.1

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

                       COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                           ALTUS PHARMACEUTICALS INC.

                                       AND

                                 GENENTECH, INC.

                          DATED AS OF DECEMBER 19, 2006

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     This COLLABORATION AND LICENSE AGREEMENT (this "Agreement"), dated as of
December 19, 2006 (the "Execution Date"), is made by and between Altus Pharmaceuticals Inc., a Delaware corporation having its principal office at 125 Sidney Street, Cambridge, Massachusetts, 02139 ("Altus"), and Genentech, Inc., a Delaware corporation having its principal office at 1 DNA Way, South San Francisco, CA 94080 ("Genentech"). Altus and Genentech may each be referred to as a "Party" or together, the "Parties".

     WHEREAS, Altus is engaged in the development and commercialization of protein therapeutics for patients with chronic gastrointestinal and metabolic diseases and is currently developing a drug product candidate, known as ALTU-238, for the treatment of patients with growth hormone disorders; and

     WHEREAS, Genentech has significant experience in the development and commercialization of drug products, particularly growth hormone products, and can make significant contributions to the successful development and commercialization of Products (as defined below) in the Licensed Territory (as defined below);

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

     1.1 Defined Terms.

          1.1.1 "Accounting Standards" means United States Generally Accepted Accounting Principles, consistently applied.

          1.1.2 "Acquisition" means (a) a merger, reorganization or consolidation of a Party with a Third Party that results in the shareholders of such Party receiving less than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the direct or beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities or outstanding share of common stock of such Party, (c) the stockholders of a Party have approved of a plan or proposal for the liquidation or dissolution of the company, or (d) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of such Party's assets which relate to this Agreement to a Third Party.

          1.1.3 "Act" means both the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated under the foregoing.

          1.1.4 "Adverse Drug Experience" means any of the following: an "adverse drug experience," a "life-threatening adverse drug experience," a "serious adverse drug experience," or an "unexpected adverse drug experience," as those terms are defined at either 21 C.F.R. Section 312.32 or 21 C.F.R.
Section 314.80, or their equivalents under Laws of jurisdictions outside the United States.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

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          1.1.5 "Affiliate" means, with respect to a Party, any other Person that directly or indirectly controls, is controlled by or is under common control with such Party. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling" and "under common control with") means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Party (whether through ownership of securities or other ownership interests), or (b) greater than 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests. Notwithstanding that Genentech and Roche Holdings Ltd. ("Roche") are Affiliates in accordance with the foregoing, for purposes of this Agreement, with respect to Genentech, the term "Affiliate" shall not include Roche and its successors, or any entity that controls, is controlled by or is under common control with Roche, in each case that is not controlled by Genentech. For the avoidance of doubt, neither of the Parties shall be deemed to be an "Affiliate" of the other. A "Controlled Affiliate" is an Affiliate that is controlled by the applicable Party.

          1.1.6 "Allocable Overhead" means costs incurred by a Party or for its accounts that are attributable to a Party's (a) [***] services, (b) [***] and [***] (excluding [***] charges for [***] and [***]), (c) [***] and [***]
functions, (d) [***] costs and (e) [***] costs (to the extent not directly charged), which, in each case, are reasonably allocated to company departments or functions utilized to support the activities under this Agreement based on [***] or [***] or [***] consistently applied by a Party.

          1.1.7 "ALTU-238" means any pharmaceutical product containing a [***], including [***] ALTU-238.

          1.1.8 "Altus Housemark" means the name and logo of Altus, or an Affiliate of Altus, as identified by Altus to Genentech from time to time.

          1.1.9 "Altus Know-How" means Know-How that (a) is Controlled by Altus as of the Effective Date or during the Term and (b) is necessary or useful to research, develop, make, use, sell, offer for sale, or import any Formulation or Product in the Field; excluding Collaboration Technology.

          1.1.10 "Altus Patents" means those Patent Rights that (a) are Controlled by Altus as of the Effective Date or during the Term and (b) are necessary or useful to research, develop, make, use, sell, offer for sale, or import any Formulation or Product in the Field, including the Patent Rights set forth in Schedule 1.1.10 (which Schedule, shall be updated by Altus from time to time); excluding Collaboration Technology.

          1.1.11 "Altus Technology" means Altus Patents and Altus Know-How.

          1.1.12 "Approval Application" means the submission to the relevant Regulatory Authority of an appropriate application, such as an NDA, seeking a Marketing Authorization for a Product.

          1.1.13 "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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          1.1.14 "Business Day" means a day that is not a Saturday, Sunday or public holiday in South San Francisco, California or Cambridge, Massachusetts.

          1.1.15 "Calendar Quarter" means for each Calendar Year, any of the three (3) month periods ending March 31, June 30, September 30, and December 31; provided, that the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the calendar quarter in which the Effective Date falls.

          1.1.16 "Calendar Year" means, for the first Calendar Year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

          1.1.17 "Collaboration Know-How" means all Know-How first conceived, or otherwise first created, in furtherance of and as a direct result of activities under this Agreement (including under the Development Plan or Commercialization
Plan): (i) which activities were [***] the [***] of the [***] or [***], or were [***], either in whole or in any part, by [***] as [***] or other [***] or [***] by [***] under this Agreement, including under Section [***], [***] or [***] or use any [***] in support of such activities under this Agreement, which Know-How was conceived or created [***] by [***] and/or its respective employees, contractors or consultants or [***] by [***] and/or its respective employees, contractors or consultants [***] and [***] and/or their respective employees, contractors or consultants on the other hand; (ii) which Know-How was conceived or created jointly by the Parties and/or their employees, contractors or consultants; or (iii) which Know-How was conceived or created [***] by [***] and/or its respective employees, contractors or consultants, excluding any Know-How [***] to the [***] of a [***]. Collaboration Know-How shall exclude Collaboration Patents.

          1.1.18 "Collaboration Patents" means all Patent Rights which claim Collaboration Know-How.

          1.1.19 "Collaboration Technology" means Collaboration Know-How and Collaboration Patents.

          1.1.20 "Commercially Reasonable Efforts" means the carrying out of obligations under this Agreement using those efforts and resources as would be expended on, or committed to, a development or commercialization program of [***] and [***], at a [***] in development or product life, [***] and [***], and [***] of the [***] or to be [***], taking into account the following factors to the extent reasonable and relevant: issues of [***] the Product, [***] Third Party products, the [***] or other [***] of the Product and/or Third Party products, the [***] involved and the [***], and [***] and [***].

          1.1.21 "Competing Product" means a pharmaceutical product containing [***], other than a Product, that is being or has been developed [***] or [***].

          1.1.22 "Complexed" means any association of a [***] with [***], including a [***] of a [***] and a [***], or other association.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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          1.1.23 "Compound" means synthetic, natural or recombinant human growth hormone or any of its active fragments, analogues derivatives or other variants.

          1.1.24 "Confidential Information" means all confidential or proprietary information, materials or data (including Know-How), whether provided in written, oral, graphic, video, computer, or other form, provided or transmitted by or on behalf of one Party (the "Disclosing Party") to the other Party (the "Receiving Party"), including information relating to the Disclosing Party's existing or proposed research, development efforts, Patent Rights, Know-How, business, finances (including all financial information subject to review under or prepared by accountants pursuant to Section 9.15 or provided pursuant to Section 9.21) or products (including Product training materials contemplated by Section 7.5.2, the Development Plan and the Commercialization
Plan), and the existence of and terms of this Agreement. Notwithstanding the foregoing sentence, Confidential Information shall not include any information, materials or data that the Receiving Party can demonstrate:

          (a) were already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party;

          (b) were generally available to the public or otherwise part of the public domain at the time of disclosure by the Disclosing Party;

          (c) became generally available to the public or otherwise part of the public domain after disclosure or development, as the case may be, other than through any act or omission of the Receiving Party in breach of the Receiving Party's confidentiality obligations to the Disclosing Party;

          (d) were disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

          (e) were independently discovered or developed, as the case may be, by or on behalf of the Receiving Party by Persons without the use of or reliance on the Disclosing Party's Confidential Information; or

          (f) released from the restrictions set forth in this Agreement by the express prior written consent of the Disclosing Party.

          1.1.25 "Consumer Price Index" or "CPI" means the Consumer Price Index
- Urban Wage Earners and Clerical Workers, U.S., All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index).

          1.1.26 "Control" or "Controlled" means the possession by a Party or its Controlled Affiliates, as of the Effective Date or during the term of this Agreement, of (i) with respect to materials, data or information, physical possession or the right to such physical possession of those items and the right to provide such materials, data or information to the other Party, and (ii) with respect to intellectual property or other intangible rights, rights (whether by

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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ownership or license other than a licensed granted under this Agreement)
sufficient to grant the applicable license or sublicense under this Agreement; in each case without violating the terms of any agreement with any Third Party.

          1.1.27 "Co-Promote" or "Co-Promotion" means the performing of sales calls by Altus or Genentech Sales Representatives to specific customer targets and to medical staff associated with those customer targets in the Co-Promote Territory under the Product Trademark(s), as more specifically described and to the extent permitted by ARTICLE VII. "Co-Promote" when used as a verb means to engage in such Co-Promotion.

          1.1.28 "Cover", "Covering" or "Covered" means, with respect to a Product, that the using, selling, or offering for sale of such Product would, but for ownership of, or a license granted under this Agreement to, the relevant Patent Rights infringe a Valid Claim of the relevant Patent Rights in the country in which the activity occurs.

          1.1.29 "Development Costs" means the costs actually incurred by or on behalf of a Party, including [***], for [***] of the [***] of a Product conducted [***], or by [***] or [***], [***] for the purpose of [***] for the purpose of submission to a Governmental Authority to [***] Marketing Authorization of a Product. The "Development Costs" shall also include expenses for [***] and [***] Costs for [***] of such Product.

          1.1.30 "Development Plan" means the plan for the development of, and pursuit of Marketing Authorization for, Products in the North American Territory.

          1.1.31 "Effective Date" means the date, on or after the HSR Clearance Date, on which (i) Genentech has received from Altus a certificate, signed by a duly authorized officer of Altus, that the representations and warranties of Altus set forth in Section 11.2 are true and correct as if made on and as of such date, or (ii) Genentech has waived, in writing, the requirement set forth in (i) above.

          1.1.32 "FDA" means the United States Food and Drug Administration and any successor agency thereto.

          1.1.33 "Field" means the prevention, treatment or control of any disease or condition in humans.

          1.1.34 "First Commercial Sale" means the first commercial sale of a Product to an end user in a country in the Licensed Territory after receipt of Marketing Authorization for such country.

          1.1.35 "Formulation" means any composition containing [***].

          1.1.36 "FTC" means the United States Federal Trade Commission.

          1.1.37 "FTE" means a full-time equivalent person year (consisting of a total of [***] hours per year or [***] hours per quarter) of [***] work.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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          1.1.38 "Fully Burdened Manufacturing Costs or "FBMC" means one hundred percent (100%) of the costs incurred by the manufacturing Party that are attributable to manufacturing of a Product or Compound, including without limitation the [***] of goods produced as determined in accordance with GAAP by the Party manufacturing or contracting with a Third Party [***] of the manufacturing process (i.e., bulk, fill/finish), including [***], plus [***].

          1.1.39 "Genentech Housemark" means the name and logo of Genentech or an Affiliate of Genentech as identified by Genentech to Altus from time to time.

          1.1.40 "Genentech Know-How" means Know-How that (a) is Controlled by Genentech as of the Effective Date or during the Term and (b) is necessary to develop, make, use, sell, offer for sale or import a Product in the Field; excluding Collaboration Technology; but excluding any Know-How related to the manufacture of a Compound.

          1.1.41 "Genentech Patents" means those Patent Rights that (a) are Controlled by Genentech as of the Effective Date or during the Term and (b) claim a Compound, Formulation or Product (or their manufacture or use) in the Field; but excluding Collaboration Technology and any Patent Rights related to the manufacture of a Compound.

          1.1.42 "Genentech Technology" means Genentech Patents and Genentech Know-How.

          1.1.43 "Governmental Authority" means any applicable government authority, court, tribunal, arbitrator, agency, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any state, province, county, city or other political subdivision thereof or (c) any supranational body.

          1.1.44 "Housemark" means, when used in connection with Altus, the Altus Housemark, and, when used in connection with Genentech, the Genentech Housemark.

          1.1.45 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Section 18a), and the rules and regulations promulgated thereunder.

          1.1.46 "HSR Clearance Date" means the date on which (i) the Parties shall have complied with all applicable requirements of the HSR Act, and (ii) any applicable waiting period specified in the HSR Act, including any extensions thereof, shall have expired or been terminated; provided that (a) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (c) no requirements or conditions shall have been formally requested or imposed by the DOJ or FTC in connection therewith that are not satisfactory to the Parties.

          1.1.47 "Improved Formulations" means any Know-How and Patent Rights Controlled by Altus as of the Effective Date or during the Term that relate to [***] of [***] or [***] other than [***].

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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          1.1.48 "Initial Indications" means (a) [***] and (b) [***].

          1.1.49 "Know-How" means any and all technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information) and other information (whether or not patentable). Know-How excludes Patent Rights.

          1.1.50 "Laws" means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority in the Licensed Territory.

          1.1.51 "Licensed Territory" means (a) North American Territory, and
(b) upon exercise of the option set forth in Section 2.1, the Option Territory.

          1.1.52 "Loss" or "Losses" means any and all (a) losses, liabilities, damages, fines, penalties, costs or expense (including, without limitation, reasonable attorneys' fees and other expenses of litigation).

          1.1.53 "Major European Country" means the [***].

          1.1.54 "Marketing Authorization" means, with respect to a country, all approvals, licenses, registrations and regulatory authorizations required to make, store, import, transport, market and sell a Product in such country as granted by the relevant Regulatory Authority. For countries where Regulatory Authority approval is required for pricing or reimbursement for Product, "Marketing Authorization" shall not be deemed to occur until such pricing or reimbursement approval is obtained.

          1.1.55 "NDA" means a complete "application" or "New Drug Application" as defined in 21 C.F.R. 314.3 and containing the content, and in the format, required by 21 C.F.R. Part 314, Subpart B, or a corresponding application with a regulatory agency in a country other than the United States, together with all additions, deletions, and supplements thereto.

          1.1.56 "Net Sales" means the gross amounts invoiced by a Party, its Affiliates and sublicense licensees for, in the case of Genentech, sales of Products, and, in the case of Altus, Termination Products and other products (in each case, in final form for end use) "as used in this definition "products"), less the following deductions:

          (a) trade, quantity and cash discounts or rebates;

          (b) refunds, chargebacks and any other allowances that effectively reduce the net selling price;

          (c) actual product returns, credits and allowances allowed to customers, credits and allowances for wastage replacement and bad debts;

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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          (d) credits and allowances for [***] and similar programs, to the extent such credits and allowances do not exceed one and [***] of gross amounts invoiced for products (prior to these deductions (a)-(j));

          (e) rebates paid or credited to any Governmental Authority (or branch thereof) or to any Third Party payor, administrator or contractee;

          (f) discounts mandated by or granted to meet the requirements of Law, including required chargebacks and retroactive price reductions;

          (g) [***], and inventory management fees, discounts or credits;

          (h) commissions related to import or distribution of products paid to Third Parties (excluding sales personnel, sales representatives and sales agents who are employees or consultants of the selling Party, its Affiliates or their respective sublicensees);

          (i) transportation, freight, data, postage charges and other charges, such as insurance, related to the handling or distribution of products or services provided in connection with the handling or distribution of products (to the extent not paid by a Third Party customer); and

          (j) taxes, excises or other governmental charges or duties upon or measured by the production, sale, transportation, import, export, delivery or use of products.

     All of the foregoing elements of Net Sales calculations shall be determined on an accrual basis in accordance with Accounting Standards.

     The Steering Committee shall determine an [***] following the deductions set forth in (a) through (j) above, [***] relating to products.

     Sales between or among a Party and its Affiliates, and their respective sublicensees, shall be excluded from the computation of Net Sales, but Net Sales shall include the first sales to Third Parties by any such Affiliates or sublicensees.

     Notwithstanding anything else in this Section, the supply or other disposition of products as (i) samples, (ii) for use in non-clinical or clinical studies, (iii) for use in any tests or studies reasonably necessary to comply with any Law, regulation or request by a regulatory or Governmental Authority or as is otherwise reasonable and customary in the industry, in each case shall not be included within the computation of Net Sales.

     In the event a product is sold in combination with, or contains, one or more other active ingredients which are not the subject of this Agreement (as used in this definition of Net Sales, a "Combination"), then the gross amount invoiced for that product shall be calculated by multiplying the gross amount invoiced for such Combination by the [***], where [***] is the gross amount invoiced for the product sold separately and [***] is the gross amount invoiced for the other active ingredient(s) sold separately. In the event that the other active ingredient is not

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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sold separately, then the [***] for that product shall be calculated by multiplying the gross amount invoiced for the Combination by the [***], where [***] is the gross invoice amount for the product, if sold separately, and [***] is the gross invoice amount for the Combination. In the event that no such separate sales are made, Net Sales for royalty determination shall be determined by the Parties in good faith.

     Where (A) the consideration for products includes [***]; or (B) products are transferred by the selling Party, its Affiliate, or a respective sublicensee, in any manner other than an arms-length, invoiced sale, the Net Sales applicable to any such transaction shall be the [***] in the [***] of the Territory. The fair market value shall be determined, wherever possible, by reference to the [***] of the relevant product in [***] in the [***].

          1.1.57 "North American Territory" means the United States of America (and its territories and possessions), Canada and Mexico.

          1.1.58 "Option Territory" means every territory in the world that is not part of the North American Territory.

          1.1.59 "Patent Rights" means all patents and patent applications, including any continuations, continuations-in-part, divisions, provisionals, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal, or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein.

          1.1.60 "Person" means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or any other entity not specifically listed herein.

          1.1.61 "Phase II Clinical Trial" means a human clinical trial in any country in the Licensed Territory that would satisfy the requirements of 21 C.F.R. Section 312.21(b).

          1.1.62 "Phase III Clinical Trial" means a human clinical trial in any country in the Licensed Territory that would satisfy the requirements of 21 C.F.R. Section 312.21(c).

          1.1.63 "Polycation Collaboration Technology" means that [***], and [***] in the event that [***] is [***] pursuant to Section [***], solely to the extent that such [***] and, if applicable, [***], claims or relates directly to [***].

          1.1.64 "Product" means any pharmaceutical product containing a Formulation, and not any other active pharmaceutical ingredient that is not a Compound which active pharmaceutical ingredient is Covered by a Valid Claim within the Altus Technology or that uses or embodies Altus Know-How.

          1.1.65 "Product Reversion Package" means, with respect to a particular Termination Product: (i) copies of any data and materials Controlled by Genentech and made or

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.


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developed in the course of developing such Termination Product hereunder that are necessary for the continued development or commercialization of such Termination Product (including any information regarding safety, efficacy, toxicity, and potential side effects), (ii) all of Genentech's right, title and interest in and to any agreements between Genentech and Third Parties that are [***], (iii) to the extent [***] as of the effective date of such termination;
(iv) [***] all regulatory filings and Marketing Authorizations Controlled by Genentech and specific to such Termination Product; (v) a right of reference to the applicable drug master files, or the equivalent, necessary to obtain or maintain Marketing Authorization for such Termination Product; and (vi) subject to the terms of Section [***] and any licenses or sublicenses granted by Genentech to a Third Party, a non-exclusive, non-sublicensable, non-transferable license under the Genentech Technology and Genentech Collaboration Technology as necessary to make, have made, use, sell, offer for sale and import such Termination Product.

          1.1.66 "Product Trademark" means the trademark(s) used by Genentech in connection with the distribution, marketing, promotion and sale of a Product or accompanying logos, trade dress or indicia of origin, but excluding Housemarks.

          1.1.67 "Regulatory Authority" means the FDA or any other counterpart or additional Governmental Authority responsible for granting applicable Marketing Authorizations.

          1.1.68 "Sales FTE Rate" means the annual rate to be payable at [***], increased or decreased by the percentage increase or decrease in the Consumer Price Index as of the then most recent December 31 over the level of the CPI as of December 31, 2006, and calculation of the rate of payment for such FTE to be pro-rated on a daily basis (per annum amount to be divided by [***] to produce the rate per whole day consisting of eight hours).

          1.1.69 "Sales Representative" means an individual who engages in Co-Promotion of Products and who has been trained in accordance with Section 7.5.3.

          1.1.70 "Third Party" means any Person other than Genentech or Altus or any Affiliate of either Party.

          1.1.71 "Valid Claim" means claim of an issued and unexpired patent that has not been revoked or held unenforceable or invalid by a final decision of a court or other Governmental Authority of competent jurisdiction, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

          1.1.72 Other Terms. The definition of each of the following terms is set forth in the section of this Agreement indicated below:

Term                                 Section
----                                 -------
1974 Convention                      16.6
AAA                                  14.2(a)
AGHD                                 1.1.48
Agreement                            Preamble

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

Term                                 Section
----                                 -------
Altus                                Preamble
Altus Co-Promote Opt-Out             7.8.3
Altus Parties                        13.1
AMA                                  7.5.4
AMA Guidelines                       7.5.4
Combination                          1.1.56
Confidentiality Agreement            15.5
Commercialization Plan               7.3
Controlled Affiliate                 1.1.5
Co-Promote Territory                 7.2
Decision Period                      2.7.2
Disclosing Party                     1.1.24
Effective Date                       Preamble
Exchange                             15.6.3
Genentech                            Preamble
Genentech Collaboration Technology   10.1.3(a)
Genentech Option                     2.1.1
Genentech Parties                    13.2
HSR Filings                          12.7
Indemnified Party                    13.3
Indemnifying Party                   13.3
Initial Co-Promotion Period          9.12
Joint Collaboration Technology       10.1.3(b)
Joint Other Inventions               10.3
Joint Project Team or JPT            3.1
License                              2.2.3
Option Period                        2.1.1
Other Inventions                     10.3
Outside Patent Counsel               10.5.4
Parties                              Preamble
Party                                Preamble
PGHD                                 1.1.48
PhRMA                                7.5.4
PhRMA Code                           7.5.4
PHS Act                              7.5.4
Prosecution or Prosecute             10.5.1
Quality Agreement                    6.3
Recalls                              5.5
Receiving Party                      1.1.24
Royalties                            9.8, 9.9, 12.9
Royalty Report                       9.11
Royalty Term                         9.8.5
Severed Clause                       16.8
Term                                 12.1

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

Term                                 Section
----                                 -------
Termination Date                     12.1
Termination Product                  12.8.1
Third Party Claims                   13.1

     1.2 Captions; Certain Conventions; Construction. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires,
(a) words of any gender include each other gender, (b) words such as "herein", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to", "without limitation", "inter alia" or words of similar import, and
(e) references to "ARTICLE," "Section," "subsection", "clause" or other subdivision, or to a Schedule or Exhibit, without reference to a document are to the specified provision, Schedule or Exhibit of this Agreement. In the event of any conflict between the operative terms of this Agreement and any Schedule or Exhibit, the operative terms of this Agreement shall prevail. This Agreement shall be construed as if the Parties drafted it jointly.

                                   ARTICLE II
                            GRANT OF RIGHTS; OPTIONS

     2.1 Option Territory.

          2.1.1 Genentech Option. Genentech shall have the exclusive option, until the later of [***] days following the [***] or [***] ("Option Period"), to include the Option Territory within the Licensed Territory (the "Genentech Option"). The Option Period shall be extended for a period of [***] upon the request of Genentech. The Option Period also may be extended upon agreement of the Parties.

          2.1.2 Option Exercise. In order to exercise the Genentech Option, Genentech must provide Altus with written notice thereof at any time within the Option Period. Upon Genentech's exercise of the Genentech Option, the Option Territory shall become part of the Licensed Territory.

     2.2 Grant by Altus.

          2.2.1 Exclusive License. Subject to the terms and conditions of, this Agreement, Altus hereby grants to Genentech an exclusive right and license, with the right to grant sublicenses (subject only to Section 2.2.4) under the Altus Technology and Altus's interest in and to the Joint Collaboration Technology to
(i) make (and have made), use, and import Formulations and Products in the Field in the Licensed Territory and (ii) sell and offer for sale Products in the Field in the Licensed Territory.

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                                      -12-

          2.2.2 Non-Exclusive License. As applicable prior to the expiration of the Option Period or if Genentech does not exercise the Genentech Option, Altus further grants to Genentech a non-exclusive right and license, with the right to grant sublicenses (subject only to Section 2.2.4), under the Altus Technology to
(i) make (and have made, subject to Section 2.2.4) Formulations and Products in the Field in the Option Territory, and (ii) to use, and import (but not sell or offer for sale) Formulations and Products in the Field in the Option Territory; in each case of (i) and (ii) above, solely for the purpose of developing Formulations and Products and commercializing Products in the Field in the Licensed Territory.

          2.2.3 License Defined. The licenses granted under this Section 2.2 are referred to collectively as the "License".

          2.2.4 Sublicensing by Genentech.

          (a) The License includes the right by Genentech to grant sublicenses; provided that [***]. No consent shall be required from Altus for any sublicense granted by Genentech to [***].

          (b) Any sublicense granted by Genentech under the License must be granted pursuant to a written agreement that contains terms regarding the confidentiality and use of Altus Know-How and Altus's Confidential Information substantially similar to those contained in this Agreement. In the event of any such sublicense, Genentech shall continue to remain primarily liable for all liabilities and obligations under this Agreement, including the payment obligations set forth in ARTICLE IX.

     2.3 Grants by Genentech.

          (a) Conduct of Development Plan. Subject to the terms and conditions of this Agreement, Genentech hereby grants to Altus a non-exclusive, non-transferable, non-sublicenseable right and license under the (i) Genentech Technology, (ii) Genentech Collaboration Technology, (iii) Altus Technology (to the extent licensed to Genentech pursuant to Section 2.2.1) and (iv) [***]; in each case to make and use (but not sell, offer for sale or import) Products in the Field in the North American Territory (a) [***] for Altus to perform those development activities with respect to a Formulation or Product to be performed by Altus pursuant to Section 4.4 and (b) to conduct certain other activities [***].

          (b) Co-Promotion. Subject to the terms of this Agreement, Genentech hereby grants to Altus a non-exclusive, non-transferable, non-sublicenseable, right and license under the (i) Genentech Technology, (ii) Genentech Collaboration Technology, (iii) Altus Technology (to the extent licensed to Genentech pursuant to Section 2.2.1) and (iv) [***]; in each case [***] to Co-Promote Products in the Co-Promote Territory in the Field in accordance with the Commercialization Plan and ARTICLE VII, and in accordance with the requirements of all applicable Marketing Authorizations.

          (c) [***] Technology. Subject to the terms of this Agreement (including Section 9.9), Genentech hereby grants to Altus a non-exclusive, non-transferable right and license under the [***] Technology to make, use, sell, offer for sale or import any product that is

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                                      -13-
not a Formulation or Product in the Licensed Territory, and any product outside of the Licensed Territory. Any sublicense granted by Altus to an Affiliate or Third Party under the [***] Technology must be granted pursuant to a written agreement. In the event of any such sublicense, Altus shall continue to remain primarily liable for all liabilities and obligations under this Agreement, including the payment obligations set forth in Section 9.9.

          (d) Genentech Housemarks. Subject to the terms of this Agreement, Genentech hereby grants to Altus a non-exclusive, non-transferable, non-sublicenseable, right and license to use the Genentech Housemarks and Product Trademarks solely in connection with Altus's Co-Promotion of Products in the Co-Promote Territory in the Field in accordance with the requirements of the applicable Marketing Authorizations, and to such limited extent as set forth in the Commercialization Plan and ARTICLE VII. All Genentech Housemarks and Product Trademarks are and shall remain the sole and exclusive property of Genentech and all use thereof and goodwill associated therewith shall inure to the benefit of Genentech.

     2.4 No Implied Licenses. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as conferring to either Genentech or Altus, by implication, estoppel, or otherwise, any option, license or right under the Genentech Technology, Altus Technology, Collaboration Technology or any other Patent Rights or other intellectual property rights held by Genentech or Altus.

     2.5 Section 365(n) of the Bankruptcy Code. The rights and licenses granted under or pursuant to any Section of this Agreement, including under Sections 2.2 and 2.3, are rights to "intellectual property" (as defined in Section 101(35A) of the Bankruptcy Code). Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any jurisdiction other than the United States. Upon the bankruptcy of either Party and the occurrence of the events described in 11 U.S.C. Sections 365(n)(3) or 365(n)(4), the other Party shall further be entitled to a complete duplicate of, or complete access to, as appropriate, any such intellectual property, and such intellectual property, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

     2.6 Exclusivity. Beginning on the Effective Date and for a period of [***] following the Effective Date, Genentech shall not, alone or in collaboration with a Third Party or Affiliate, [***] for the Licensed Territory. Beginning on the Effective Date and for a period of [***] from the [***], Genentech shall not, alone or in collaboration with a Third Party or Affiliate, [***].

     2.7 Right of First Negotiation for [***].

          2.7.1 Notification of [***]. From time to time, but in no event less than once per year, Altus shall provide Genentech with a report, in writing, of all [***]. The report shall be in a form and contain a sufficient level of detail to provide Genentech with enough information to evaluate the nature and applications of the [***].

          2.7.2 [***] Rights. Altus agrees that, prior to licensing, transferring or otherwise conveying or granting rights to any Third Party to any [***], or if so requested by Genentech, the Parties will in good faith discuss and negotiate a license to Genentech covering

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                                      -14-

[***] for use, development and commercialization. If Altus and Genentech cannot agree on the terms and conditions of any such license within [***] of commencing such negotiations, then Altus may negotiate the terms and conditions of a license covering [***] with a Third Party; provided, however, that in each case, prior to licensing [***] to a Third Party, Altus shall be obligated to offer to Genentech a license on substantially the same terms and conditions as negotiated with the Third Party. If Genentech does not accept such terms and conditions for such license [***] of the date of offer by Altus (the "Decision Period"), then Altus may enter into the license covering such [***] with the Third Party; provided that if Altus does not enter into such license with such Third Party [***] shall again be subject to the provisions of this Section 2.7.2.

                                   ARTICLE III
                       GOVERNANCE; EXCHANGE OF INFORMATION

     3.1 Committees. In order to fulfill the objectives of this Agreement, the Parties shall establish a "Steering Committee". The members of the Steering Committee, as designated in equal numbers by each Party, shall be appropriate for the tasks then being undertaken and the stage of development, in terms of their seniority, availability, function in their respective organizations, training and experience. The Steering Committee shall have two co-chairpersons, one designated by each of Altus and Genentech. From time to time, the Steering Committee may establish "Joint Project Teams" ("JPTs") to oversee particular projects or activities; those JPTs will be constituted as the Steering Committee approves. It is the intent of the Parties that the Parties shall have, through the Steering Committee or one or more JPTs, a forum for communication with respect to the development, commercialization and manufacture of Products to the degree both Parties continue to have responsibilities for aspects of development, commercialization, and manufacture as dictated by this Agreement.

     3.2 Meetings. The co-chairpersons of the Steering Committee shall call meetings at least once per Calendar Quarter or as otherwise mutually agreed. Steering Committee meetings may be held in person, by telephone, or by video conference call. The location of any in-person Steering Committee meeting shall alternate between United States sites selected by each co-chairperson, unless otherwise agreed. The decisions of the Steering Committee shall be by a vote of the co-chairpersons, each co-chairperson having one vote, and all decisions shall be by unanimous consent of the co-chairpersons, except as provided in
Section 3.4. Additional participants may be invited by any representative of the Steering Committee to attend meetings when and where deemed appropriate by the co-chairpersons and provided that such additional participants are bound by appropriate confidentiality obligations. Each Party's representatives on the Steering Committee shall act in good faith to resolve all matters presented to them as cooperatively and expeditiously as possible. Each Party shall be responsible for expenses incurred by its employees and its members of the Steering Committee and any established JPTs in attending or otherwise participating in meetings.

          3.2.1 Meeting Minutes. The Steering Committee shall record all decisions made, and otherwise take minutes as appropriate. Responsibility for keeping minutes will alternate between the Parties, beginning with Genentech. Steering Committee meeting minutes will be sent to each Party's co-chairperson for review as soon as practicable after a meeting.

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     3.3 Steering Committee Responsibilities. Subject to Section 3.4, the
Steering Committee shall perform the following functions:

          (a) overseeing the development and commercialization, and as set forth herein the manufacture, of Products in the North American Territory;

          (b) reviewing the Development Plan and Commercialization Plan;

          (c) reviewing and allocating resources and efforts for the development of Products for the North American Territory and commercialization of Products in the Co-Promote Territory;

          (d) performing such other functions referred to in the Development Plan and/or Commercialization Plan, or as otherwise specified in this Agreement or agreed to by the Parties.

     3.4 Decision Making. The Steering Committee and any established JPT shall strive to work cooperatively to reach unanimous decisions. If, despite such efforts, any JPT established by the Steering Committee is unable to reach a decision on any issue within [***], the issue shall be referred for resolution to the Steering Committee. If the Steering Committee is unable to reach a decision on any issue [***], then [***], provided that in no event may [***].

     3.5 Exchange of Information. Each Party shall, through the Steering Committee or appropriate JPT, keep the other Party updated on the progress of activities under a Development Plan and/ or Commercialization Plan. In addition, as directed by the Steering Committee, the Parties shall set up and establish a secure and reliable means of transferring information, such as a secure server, as soon as practicable after the Effective Date.

                                   ARTICLE IV
                             DEVELOPMENT OF PRODUCTS

     4.1 General. The Parties intend and agree that the development, filing for any Marketing Authorization, and commercialization (subject to Altus's right to Co-Promote as set forth in ARTICLE VII) of Products shall be controlled by Genentech. Without limiting the generality of the foregoing, Genentech shall be responsible for making and have authority to make all decisions, and undertake any actions necessary as a result of such decisions, regarding development (including additional preclinical and clinical development and testing), and preparing and filing NDAs and any other Approval Applications and Marketing Authorizations; and shall solely own all data, results and regulatory submissions related thereto, including all Approval Applications and Marketing Authorizations. Altus shall have, through the Steering Committee or appropriate JPT, the opportunity to provide input and suggestions into matters relating to the development of Products solely with respect to the North American Territory, and Genentech shall reasonably consider such input and suggestions.

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                                      -16-

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     4.2 Transition of Development Responsibilities to Genentech.

          (a) Oversight. Within [***] of the Effective Date, the Steering Committee, or appropriate JPT, shall meet to discuss the further development of Products subsequent to the Effective Date, the transition of control over such development to Genentech, and Altus's role in such development.

          (b) Committee Responsibilities. The Steering Committee, or appropriate JPT, shall facilitate the exchange of information and the coordination between the Parties relating to the development of Products for the North American Territory, and to serve as a forum for each Party to keep the other Party updated with regard to such development, including with respect to the commencement and progress of clinical trials, the results of any clinical trials, and the strategy for obtaining Marketing Authorizations in the North American Territory.

     4.3 Development Plan.

          (a) Initial Development Plan; Modifications. Within [***] of the Effective Date, the Steering Committee, or appropriate JPT, shall meet to discus the strategy for further development of Products for the North American Territory subsequent to the Effective Date, and the implementation thereof. Within [***] of the Effective Date, Genentech will create an initial Development Plan which will address the further development of Products for the North American Territory subsequent to the Effective Date. From time to time, Genentech will update the Development Plan as needed to address any changes in the plans for development of Products in the North American Territory, including in Genentech's reasonable discretion the development of indications beyond the Initial Indications.

          (b) Altus Review and Comment. Although Genentech shall be responsible for the creation and updating of the Development Plan, Altus shall have, through the Steering Committee, or appropriate JPT, the opportunity to comment on the Development Plan, and [***] with respect to the Development Plan. Genentech shall inform Altus between meetings of the Steering Committee, or appropriate JPT, of significant changes to the Development Plan.

     4.4 Altus Development Activities. Without limiting the generality of
Section 4.1, the Parties, through the Steering Committee, may agree that certain activities related to the development and seeking of Marketing Authorization of Products be performed by Altus, provided, however, that no such activities shall be allocated to Altus without the prior consent of Altus. Altus shall perform all activities allocated to Altus hereunder with Commercially Reasonable Efforts and in compliance with all Laws.

     4.5 Cooperation. Each Party shall cooperate with and provide reasonable support to the other Party in its conduct of any activities in the development and seeking of Marketing Authorization of Products for the Licensed Territory, including any activities set forth in the Development Plan.

     4.6 Transfer of Information and Regulatory Filings. Altus shall disclose (and transfer as applicable) to Genentech all Altus Know-How, including any preclinical data, clinical data, assays and associated materials, protocols, procedures and any other information in Altus's

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possession or control, that is reasonably necessary or useful to continue or initiate pre-clinical or clinical development, or in seeking Marketing Authorization, of Products. Without limiting the generality of the foregoing, upon Genentech's request Altus shall assign to Genentech (i) all applications and filings made with any Regulatory Authority with respect to a Formulation or Product, including any IND and orphan drug designations, (ii) all agreements related to the conduct of any clinical trial with respect to a Formulation or Product, and (iii) all agreements related to the manufacture, supply or distribution of clinical and/or commercial supplies of a Formulation or Product.

     4.7 Development Costs. Genentech shall be responsible for all Development Costs incurred by it in respect of Products following the Effective Date and [***], as set forth in Section 9.4, [***] Section [***].

                                    ARTICLE V
                               REGULATORY MATTERS

     5.1 General. As between Genentech and Altus, Genentech shall own all Approval Applications and Marketing Authorizations and other regulatory authorizations related to the development and commercialization of Products in the Licensed Territory. Altus shall assist Genentech, its Affiliates and any Genentech sublicensee in the preparation and filing for any Marketing Authorization with respect to Products, including by delivering all information in Altus's possession (in a complete and accurate form) necessary or useful to complete and file any Approval Application for a Product.

     5.2 Communication with Governmental Authorities. Genentech (or one of its Affiliates or sublicensees) shall be responsible for and act as the sole point of contact for communications with Governmental Authorities in connection with the development, commercialization, and manufacturing of Products in the Field in the Licensed Territory after the end of the communications relating to those Phase II Clinical Trials initiated by Altus before the Effective Date. Following the Effective Date, Altus shall not initiate, with respect to any Product, any meetings or contact with Governmental Authorities in the Licensed Territory without Genentech's prior written consent. Any correspondence directed to Altus from Governmental Authorities in the Licensed Territory shall promptly be forwarded to Genentech for coordination of response.

          5.2.1 Certain Obligations.

          (a) Genentech shall, through the Steering Committee or appropriate JPT, keep Altus apprised of all material regulatory communications with Governmental Authorities relating to Products with respect to the North American Territory. In addition, Genentech shall (i) provide Altus with a copy of any material documents, to the extent related to a Product and the North American Territory, submitted to, and material written correspondence with, Governmental Authorities, if reasonably possible sufficiently in advance of the intended submission dates to enable Altus to review and provide comments to Genentech concerning the content thereof and (ii) as soon as reasonably practicable after completion of any inspections by any Governmental Authority with respect to a Product for the North American Territory, provide

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                                      -18-
to Altus a summary of such inspection, the outcome and any corrective actions, all to the extent related directly and solely to a Product and the North American Territory. Any documents, correspondence, summary or other information provided by Genentech to Altus pursuant to this Section shall be Genentech's Confidential Information.

          (b) To the extent Altus receives any written or oral communication from any Governmental Authority relating to a Product, Altus shall (i) refer such Governmental Authority to Genentech, and (ii) as soon as reasonably practicable, notify Genentech and provide Genentech with a copy of any written communication received by Altus or, if applicable, complete and accurate minutes of such oral communication.

          5.2.2 Participation in Meetings. Altus shall have the right to have, [***] representatives observe substantive meetings with the Governmental Authorities in the North American Territory pertaining to Products. Genentech shall provide Altus with reasonable advance notice of all such meetings. Genentech shall have the right to initiate meetings and contact with Governmental Authorities independently of Altus, provided that Altus shall have the right to observe in such meetings as set forth above.

     5.3 Cooperation. Each Party agrees to provide the other Party with all reasonable assistance and take all actions reasonably requested that are reasonably necessary to enable such Party to comply with any Laws applicable to Products in the Licensed Territory, including meeting its reporting and other obligations to maintain and update any Marketing Authorizations for Products in the Licensed Territory.

     5.4 Drug Safety Information. As soon as reasonably necessary, the Parties shall enter into a pharmacovigilance and global safety reporting agreement reasonably acceptable to both Parties in respect of any Products. As between Genentech and Altus, Genentech shall be responsible for maintenance of the global safety database and global safety monitoring, except to the extent prohibited by Law.

     5.5 Recalls. Genentech shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to a Product in the Licensed Territory (collectively, "Recalls") for safety or any other reason, and shall have responsibility for executing such Recalls. Genentech shall promptly notify Altus of any decision by Genentech to conduct any Recalls; provided, that, if reasonably practicable, such notice shall occur prior to such action so as to permit Altus a reasonable opportunity to consult with Genentech with respect thereto. Altus will cooperate with Genentech in connection with any Recall, including making available to Genentech, upon request, all of its pertinent records which Genentech may reasonably request to assist Genentech in effecting any Recall.

     5.6 Costs. Except as otherwise set forth in this Agreement, Genentech shall, following the Effective Date, bear all costs relating to obtaining, supporting and maintaining Marketing Authorizations in the Licensed Territory.

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

     5.7 Altus Access to Clinical Data.

          5.7.1 Initial Indications. In the event that Genentech does not exercise the Genentech Option, Altus may request, in writing, that Genentech provide to Altus access to and the right to use certain clinical and other data generated by Genentech following the Effective Date reasonably necessary to Altus's pursuit of Marketing Authorizations for Products in the Initial Indications outside the North American Territory. [***] following such written request from Altus, Genentech shall provide Altus with an invoice in the amount of [***] of the [***]. [***] of Altus's written approval of such invoice, [***], Genentech shall provide Altus with the requested data and associated right to use such data as reasonably necessary for obtaining Marketing Authorizations for Products outside the North American Territory. Altus shall provide Genentech with written notice of any such submission [***] thereof. Altus shall [***] associated with transferring the requested data to Altus.

          5.7.2 Other Indications. In the event that Genentech does not exercise the Genentech Option, Altus may request, in writing, that Genentech provide to Altus access to and the right to use certain clinical and other data reasonably necessary for Altus's pursuit of Marketing Authorizations for Products outside the North American Territory in indications other than the Initial Indications. Following such request, the Parties shall discuss in good faith the possible provision of such data to Altus and the compensation due to Genentech therefor.

          5.7.3 Other Data Sharing. In the event that Genentech does not exercise the Genentech Option, upon the written request of either Party, the other Party shall discuss in good faith the possible sharing of clinical and other data generated by each Party for their respective territories with the goal of enabling a more efficient global development and commercialization of Products for both Parties.

          5.7.4 Genentech Confidential Information. All clinical and other data provided to Altus pursuant to this Section 5.7 shall be the Confidential Information of Genentech.

                                   ARTICLE VI
                             MANUFACTURE AND SUPPLY

     6.1 Manufacture and Supply of Clinical Requirements of Product. Unless otherwise agreed to by the Steering Committee, Altus shall, subject to oversight by the Steering Committee and the terms and conditions of this Agreement, be initially responsible for the manufacture and supply of all quantities of Products for use in development (including clinical trials) of Products for use in the Licensed Territory. Genentech shall be responsible for reasonably supporting Altus in such efforts, including supplying, at Genentech's own expense, all quantities of Compound reasonably required by Altus to manufacture Products for use in development (including clinical development) in the Licensed Territory. Genentech's supply of Compound shall be according to a reasonable production schedule established by the Steering Committee. The FBMC of Products for use in development (including clinical trials) in the Licensed Territory shall be deemed a Development Cost for which Genentech shall reimburse Altus in accordance with Section 9.4. Altus and Genentech shall cooperate to transfer to Genentech, as soon as reasonably practicable following the Effective Date, responsibility for the manufacture

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                                      -20-
of Product for use in development. Altus shall use Commercially Reasonable Efforts to affect such transfer.

     6.2 Manufacture and Supply of Commercial Requirements of Product. As between Genentech and Altus, Genentech shall be responsible for the manufacture and supply of Products for promotion and sale in the Licensed Territory, and bear all costs associated therewith. Altus shall support and provide all assistance, including any Altus Know-How, reasonably required by Genentech to manufacture Products.

     6.3 Quality Agreement. The Parties shall enter into a separate agreement governing the roles and responsibilities of the Parties in the manufacture, testing, release and storage of Product and/or Compound (the "Quality Agreement"). The Parties shall use reasonable efforts to complete such Quality Agreement [***] of the Effective Date.

     6.4 Manufacture and Supply of Compound for Option Territory. In the event that Genentech does not exercise the Genentech Option, Altus may, [***] expiration of the Genentech Option, provide Genentech with a written request for Genentech to supply Altus with clinical and/or commercial requirements of Compound, which as of the date of Altus's written request is currently manufactured by Genentech, to use exclusively outside the Licensed Territory. Provided that Genentech timely receives such written request, Genentech shall supply Altus, under terms mutually agreeable to the Parties, with clinical requirements of Compound for a period of no longer than [***] expiry of the Genentech Option and commercial requirements for a period of no longer than [***] receipt of the first Marketing Authorization for Product outside the Licensed Territory. Altus shall reimburse Genentech for such supply of Compound at a cost to be negotiated no less than Genentech's [***] and no more than Genentech's [***].

                                   ARTICLE VII
                         COMMERCIALIZATION; CO-PROMOTION

     7.1 General. Subject to Altus's right to Co-Promote Products in the Co-Promote Territory (as defined in Section 7.2 below) in accordance with this
ARTICLE VII, Genentech shall be responsible for commercializing Products in the Licensed Territory.

     7.2 Altus Co-Promotion Option. Subject to the conditions in Sections 7.4 and 9.12, Altus shall have the option to Co-Promote Products in each country within the North American Territory, which option shall be exercisable with respect to each country in the North American Territory no later than [***] the first Approval Application for a Product is submitted to the appropriate Regulatory Authority in the applicable country; provided that Altus provides Genentech with written notice of its exercise of such option within the foregoing time period, which notice specifically identifies the countries within the North American Territory in which Altus elects to Co-Promote Products (the "Co-Promote Territory").

     7.3 Commercialization Plan. Within [***] the first Approval Application for a Product in the Co-Promote Territory is filed, the Steering Committee, or appropriate JPT, shall meet to discus the strategy for commercialization of Product in the Co-Promote Territory. Within [***] the foregoing meeting of the Steering Committee or appropriate JPT, Genentech

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shall submit to the Steering Committee, or appropriate JPT, an annual plan for the commercialization of such Product in the Co-Promote Territory (the "Commercialization Plan"). Although Genentech shall be responsible for the creation of the Commercialization Plan, Altus, through the Steering Committee, or appropriate JPT, shall have the opportunity to comment on the Commercialization Plan, and Genentech shall reasonably consider Altus's comments with respect to the Commercialization Plan. Genentech shall update the Commercialization Plan on [***]. Prior to each [***] of the Commercialization Plan, the Steering Committee, or appropriate JPT, shall meet to broadly review the past year's commercialization of Products in the Co-Promote Territory and discuss plans for commercialization of Products in the Co-Promote Territory in the upcoming year. Altus shall be kept apprised of the commercialization activity by and through the Steering Committee, or appropriate JPT. In addition, Genentech shall, as reasonably practicable, inform Altus between meetings of the Steering Committee, or appropriate JPT, of significant changes to the Commercialization Plan and any material events in the marketing and sales of Products in the Co-Promote Territory.

     7.4 Co-Promotion Responsibilities. The Parties acknowledge that, as of the Effective Date, Genentech is the Party that has established the infrastructure and expertise for the marketing and sales of therapeutic drugs, and that except as set forth in this ARTICLE VII, Genentech shall have the [***], and [***], for the [***] and [***] of [***] and the [***] and [***] of Products, including [***], and [***], and the [***] of [***]. Subject to the term and conditions of this ARTICLE VII, Section 9.12 and provided that Altus has established [***], Altus shall have the right to deploy, in the Co-Promote Territory, a Co-Promotion sales force equal to [***] of the total number of Sales Representatives for Products, or as otherwise unanimously determined by the Steering Committee. The Steering Committee shall [***] and [***] within the Co-Promote Territory to [***] in a [***] in view of the [***] of [***] and [***].

     7.5 Commercialization Efforts. Each Party, to the extent that such Party is participating in the Co-Promotion of Products, shall use Commercially Reasonable Efforts in marketing Products in accordance with the Commercialization Plan.

          7.5.1 Sales and Distribution. Unless otherwise agreed in writing, Genentech shall have the sole responsibility for the following with respect to
Products:

          (a) Booking sales for and distributing Products. If Altus receives any orders for Products, it shall refer such orders to Genentech.

          (b) Handling all returns of Products. If any Product is returned to Altus, it shall promptly be shipped to the facility responsible for shipment of such Product in the country in question to the attention of the "returned goods department" or another location as may be designated by Genentech.

          (c) Handling all aspects of order processing, invoicing and collection, distribution, warehousing, inventory and receivables, and collection of data of sales to hospitals and other end users (e.g., DDD data).

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                                      -22-

          (d) Handling all other customer service related functions, including providing customer medical information.

          7.5.2 Marketing and Promotional Materials. All marketing and promotional materials related to Products shall be prepared by Genentech. Genentech shall be entitled to select any Third Party involved in the preparation of such materials.

          7.5.3 Training Program. Genentech shall develop training programs relating to Products for the sales forces of each respective Party and for any Third Party engaged in selling or promotion. The Steering Committee, or appropriate JPT, may reasonably assign responsibility to itself, Genentech, Altus or a Third Party for the preparation of materials for training programs and conduct of training. The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. The initial training shall be carried out at a time which is mutually acceptable to the Parties, and which is prior to but reasonably near the date on which the first Marketing Authorization in the Co-Promote Territory is expected. As additional members are added to the Parties' respective sales forces, training will be given to groups of the newly selected members.

          7.5.4 Co-Promotion Compliance Responsibilities. Each Party Co-Promoting a Product shall in all material respects conform its practices and procedures relating to such Co-Promotion to the Act, the Public Health Service ("PHS Act"), the Pharmaceutical Research and Manufacturers of America ("PhRMA") Code of Pharmaceutical Marketing Practices (the "PhRMA Code") and the American Medical Association ("AMA") Guidelines on Gifts to Physicians from Industry (the "AMA Guidelines"), as the same may be amended from time to time, and the rules and regulations promulgated under any of the foregoing, and promptly notify the other Party of and provide the other Party with a copy of any material correspondence or other reports with respect to the Co-Promotion of a Product submitted to or received from the FDA (or other Regulatory Authority), PhRMA or the AMA relating to the Act, the PHS Act, the PhRMA Code, or the AMA Guidelines.

     7.6 Product Trademarks.

          7.6.1 Selection, Prosecution and Maintenance. All Products shall be sold under the Product Trademarks selected by Genentech. All Product Trademarks shall be owned by Genentech worldwide. Genentech shall control the preparation, prosecution and maintenance of applications related to any and all Product Trademarks.

          7.6.2 Enforcement and Defense. Each Party shall notify the other Party promptly upon learning of any actual, alleged or threatened infringement of a Product Trademark in the North American Territory, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses. Upon learning of such offenses, the Parties shall confer regarding the defense of the Product Trademark. The ultimate decision whether and how to enforce or defend a Product Trademark will rest solely with Genentech, and Genentech shall have the exclusive right to respond to and defend any such infringement or offense. Altus shall cooperate, in good faith, with respect to all Product Trademark enforcement actions hereunder, including as necessary or desirable, being joined as a party to such action. Genentech shall notify Altus of all substantive developments with respect to such Product Trademark

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                                      -23-
enforcement actions in the North American Territory, including, but not limited to, all material filings, court papers and other related documents. Genentech shall consider the timely, reasonable comments and advice of Altus with respect to the strategy employed and submissions made relative to any Product Trademark enforcement actions in the North American Territory. Genentech shall have the right to control settlement of any claims or actions regarding a trademark applicable to a Product; provided, however, that no settlement shall be entered into with respect to the North American Territory without the written consent of Altus if such settlement would materially and adversely affect any right or obligation of Altus under this Agreement.

          7.6.3 Costs. All of the costs, expenses and legal fees associated with preparing filing, prosecuting, registering and maintaining a Product Trademark, as well as any action to maintain, protect or defend a Product Trademark, and any recovery, shall be Genentech's.

     7.7 Party Name on Licensed Packaging and Labeling. With respect to each Product marketed in the Co-Promote Territory and then currently Co-Promoted by Altus, to the extent such Product's packaging, labeling or promotional materials identifies or otherwise references any of the Parties, both Genentech and Altus shall be presented and described with equal prominence and emphasis as having joined and participated in the development and Co-Promotion thereof, as permitted by Laws.

     7.8 Termination of Co-Promotion.

          7.8.1 Breach of Agreement. If Altus (i) materially breaches this Agreement and fails to cure such breach within [***] written notice from Genentech or (ii) fails to cure, within [***] written notice from Genentech, circumstances or conditions [***] a material breach, for which Altus has also received written notices thereof; Genentech shall have the right to terminate, by written notice, Altus's Co-Promotion rights granted under this Agreement (including this ARTICLE VII) with respect to all Products. Termination of Altus's Co-Promotion rights under this Section 7.8.1 shall be effective [***] Genentech's notice of termination and, on such effective date, (i) all licenses granted in Section 2.3, except for the license granted under Section 2.3(c), shall terminate and (ii) all rights and privileges granted to Altus under this
ARTICLE VII shall terminate.

          7.8.2 [***]. Upon any [***] of this Agreement [***] or [***],
Genentech shall have [***] under this Agreement (including [***]) by written notice. [***] under this Section 7.8.2 shall be effective on the [***] and, on such effective date, (i) [***] and (ii) [***].

          7.8.3 Altus Co-Promotion Opt-Out. Altus shall have the right to elect to cease its Co-Promotion of Products in the Co-Promote Territory ("Altus Co-Promote Opt-Out"); provided that Altus provides Genentech with written notice of such election. An Altus Co-Promote Opt-Out for which Genentech received notice prior to [***] of a particular Calendar Year shall become effective on [***] of the following Calendar Year. If notice of an Altus Co-Promote Opt-Out is received after [***] of a particular Calendar Year, such Altus Co-Promote Opt-Out shall not become effective until [***] the Calendar Year following the next Calendar Year, or such other earlier date that Genentech may determine (of which date Genentech shall provide Altus notice). On the effective date of an Altus Co-Promote Opt-Out (i) all licenses

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                                      -24-
granted in Section 2.3, except for the license granted under Section 2.3(c), shall terminate and (ii) all rights and privileges granted to Altus under this
ARTICLE VII shall terminate.

          7.8.4 Transitional Assistance. Upon any termination of Altus's Co-Promotion rights in accordance with this Section 7.8, Altus covenants and agrees to cooperate, and cause its employees, contractors and agents to cooperate, with Genentech to enable Genentech to transition any Co-Promotion activities performed by Altus to Genentech in a timely and orderly manner.

     7.9 Commercial Expenses. Except where otherwise specifically set forth in this Agreement, Genentech shall bear all costs and expenses incurred in connection with the marketing and sale of Products in the Licensed Territory; provided that [***].

     7.10 Outsourcing of Co-Promotion Activities. Provided that Altus is currently Co-Promoting Products in the Co-Promote Territory, if Genentech desires to outsource or contract its Co-Promotion of Products in the Co-Promote Territory to a Third Party, Genentech shall discuss in good-faith with Altus the possibility of Altus engaging in such Co-Promotion activities on Genentech's behalf.

                                  ARTICLE VIII
                             DILIGENCE OBLIGATIONS

     8.1 Commercially Reasonable Efforts by Genentech. Subject to Altus's fulfillment of its obligations under this Agreement, Genentech shall use Commercially Reasonable Efforts to develop and commercialize at least one Product in the United States and, if Genentech exercises the Genentech Option, [***]. Activities by Genentech's Affiliates and sublicensees will be considered as Genentech's activities under this Agreement for purposes of determining whether Genentech has complied with any obligation to use Commercially Reasonably Efforts.

     8.2 Commercially Reasonable Efforts by Altus. Subject to Genentech's fulfillment of its obligations under this Agreement, Altus shall use Commercially Reasonable Efforts to execute and perform all development (including activities performed by Altus pursuant to Section 4.4) and commercialization activities (including the Co-Promotion of Products as set forth in ARTICLE VII) reserved for or assigned to Altus under this Agreement.

     8.3 Genentech's Cessation of Development and Commercialization of Products. If, [***] of the Effective Date, Genentech, despite the use of Commercially Reasonable Efforts as set forth in Section 8.1 [***] ceases all development and commercialization of Products in the Licensed Territory, Genentech agrees, upon the written request of Altus, [***].

                                   ARTICLE IX
                              FINANCIAL PROVISIONS

     9.1 Program Fee. In consideration of the grant of the License and its other rights under this Agreement, Genentech shall pay Altus a non-creditable, non-refundable fee of Fifteen Million Dollars (US$15,000,000) [***] of the Effective Date.

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

     9.2 Stock Purchase. On the Execution Date, Altus and Genentech will execute the "Stock Purchase Agreement" attached hereto as Exhibit A, pursuant to which Genentech will purchase, and Altus will sell, subject to the terms, conditions and contingencies set forth in the Stock Purchase Agreement, Fifteen Million Dollars (US$15,000,000) of Altus common stock.

     9.3 Genentech Option Fee. In the event that Genentech exercises the Genentech Option in accordance with Section 2.1.1, Genentech shall, [***] of the written notice required by Section 2.1.1, pay Altus a [***].

     9.4 Development Costs. Genentech shall reimburse Altus for undisputed Development Costs actually incurred by Altus following the Effective Date in connection with the Development Plan [***].

     9.5 Milestone Payments. In consideration of the grant of the License and other rights under this Agreement, Genentech shall make the following payments [***] of the milestone events listed below:

                           MILESTONE PAYMENT
MILESTONE EVENT          (IN U.S. $ MILLIONS)
---------------          --------------------
Development Milestones
[***]                            [***]

[***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]

[***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]

[***]
[***]                            [***]
[***]                            [***]

[***]

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
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                                      -26-

                           MILESTONE PAYMENT
MILESTONE EVENT          (IN U.S. $ MILLIONS)
---------------          --------------------
[***]                           [***]
[***]                           [***]
[***]                           [***]

Genentech shall provide Altus with written notice of the achievement of each of the milestone events listed above promptly (and in any event [***]) following such achievement.

     9.6 Option Territory Milestone Payments. Provided that Genentech exercises the Genentech Option under Section 2.1.1, Genentech shall make the following payments [***] of the milestone events listed below:

                           MILESTONE PAYMENT
MILESTONE EVENT          (IN U.S. $ MILLIONS)
---------------          --------------------
[***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]

[***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]
[***]                            [***]

[***]
[***]                            [***]
[***]                            [***]
[***]                            [***]

Genentech shall provide Altus with written notice of the achievement of each of the milestone events listed above promptly (and in any event [***]) following such achievement.

     9.7 Single Milestone Payment. With respect to each set of milestone payments to be made under this Agreement, only one set shall ever be due and payable, regardless of the number of Products developed, or the number of indications pursued or approved or whether a Product is

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                                      -27-
discontinued after a milestone payment has been made. Milestone payments due under Section 9.5 or 9.6 shall only by due on those Products Covered by a Valid Claim within the Altus Patent Rights or Valid Claim of Patent Rights within Joint Collaboration Technology, or which uses or embodies Altus Know-How.

     9.8 Royalties. In each Calendar Quarter during the Royalty Term in which Genentech records Net Sales of a Product, and subject to and in accordance with the terms and conditions of this Agreement, Genentech shall pay royalties to Altus at the time it issues each Royalty Report as calculated according to this
Section 9.8 (such amounts, the "Royalties").

          9.8.1 North American Territory Covered by Valid Altus Patent Claim. Genentech shall pay Altus Royalties on annual Net Sales of Products in the North American Territory Covered by a Valid Claim within the Altus Patents as follows:

   CALENDAR YEAR NET SALES OF PRODUCTS                 ROYALTY RATE
           (IN U.S. $ MILLIONS)             AS A PERCENTAGE OF SUCH NET SALES
   -----------------------------------      ---------------------------------
        Up to and including [***]                         [***]
Above [***] and up to and including [***]                 [***]
Above [***] and up to and including [***]                 [***]
Above [***] and up to and including [***]                 [***]
               Above [***]                                [***]

For example, if, during a Calendar Year Net Sales of Products Covered by a Valid Claim within the Altus Patents were equal to [***], the Royalties payable by Genentech under this Section 9.8.1 would be calculated by adding (a) the royalty with respect to the first [***] at the first level percentage of [***], (b) the royalty with respect to the next [***] at the second level percentage of [***],
(c) the royalty with respect to the next [***] at the third level percentage of [***], (d) the royalty with respect to the next [***] at the fourth level percentage of [***] and (e) the royalty with respect to the final [***] at the fifth level percentage of [***], for total Royalties of [***].

          9.8.2 Option Territory Covered by Valid Altus Patent Claim. Provided that Genentech exercises the Genentech Option under Section 2.1.1,Genentech shall pay Altus Royalties on annual Net Sales of Products in the Option Territory Covered by a Valid Claim within the Altus Patents as follows:

   CALENDAR YEAR NET SALES OF PRODUCTS                 ROYALTY RATE
           (IN U.S. $ MILLIONS)             AS A PERCENTAGE OF SUCH NET SALES
   -----------------------------------      ---------------------------------
        Up to and including [***]                         [***]
Above [***] and up to and including [***]                 [***]
               Above [***]                                [***]

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

          9.8.3 Licensed Territory Covered by Valid Joint Collaboration Technology Claim. Genentech shall pay Altus Royalties on annual Net Sales of Products in the Licensed Territory Covered by a Valid Claim of a Patent Right within the Joint Collaboration Technology as follows:

   CALENDAR YEAR NET SALES OF PRODUCTS                 ROYALTY RATE
           (IN U.S. $ MILLIONS)             AS A PERCENTAGE OF SUCH NET SALES
   -----------------------------------      ---------------------------------
        Up to and including [***]                         [***]
Above [***] and up to and including [***]                 [***]
               Above [***]                                [***]

          9.8.4 Know-How Royalty. Genentech shall pay Altus Royalties on annual Net Sales in the Licensed Territory of Products that use or embody Altus Know-How as follows:

   CALENDAR YEAR NET SALES OF PRODUCTS                 ROYALTY RATE
           (IN U.S. $ MILLIONS)             AS A PERCENTAGE OF SUCH NET SALES
   -----------------------------------      ---------------------------------
        Up to and including [***]                         [***]
Above [***] and up to and including [***]                 [***]
               Above [***]                                [***]

          9.8.5 Royalty Term. Genentech's obligation to pay Altus Royalties under (a) Section 9.8.1, 9.8.2, 9.8.3, as applicable, are payable only during time periods in which the applicable Product is Covered by a Valid Claim within the Altus Patents or Patent Rights within the Joint Collaboration Technology (as applicable) in the applicable country, and (b) Section 9.8.4, if applicable, shall expire no later than [***] the First Commercial Sale of the applicable Product that utilizes or incorporates Altus Know-How in the applicable country (as applicable, the "Royalty Term"). [***].

          9.8.6 Single Royalty. Notwithstanding anything herein to the contrary, with respect to any Product only a single royalty payment shall be due and payable, regardless if such Product is Covered by more than one Valid Claim. In the event that more than one royalty rate described in this Section 9.8 apply to a Product, only the highest applicable royalty rate shall apply.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

     9.9 Royalties to Genentech. In each Calendar Quarter in which Altus, an Altus Affiliate or permitted sublicensee of Altus records Net Sales of any product utilizing any [***] or [***], Altus shall pay royalties to Genentech at the time it issues each Royalty Report as calculated according to this Section
9.9 (such amounts also "Royalties").

          9.9.1 [***]. Altus shall pay Genentech a royalty of [***] of annual Net Sales of products, the making, using, selling, offering for sale, or import of which would infringe a Valid Claim of a Patent Right within the [***].

          9.9.2 [***]. Altus shall pay Genentech a royalty of [***] of annual Net Sales of products, the making, using, selling, offering for sale, or import of which would infringe a Valid Claim of a Patent Right within the [***].

          9.9.3 Single Royalty. In the event that more than one royalty rate described in this Section 9.9 apply to a product, only the highest applicable royalty rate shall apply.

     9.10 Deductions from Payments.

          9.10.1 Generally. If in Genentech's [***] it is necessary or reasonable [***] in order for Genentech, its Affiliates, or a sublicensee [***] herein, or Genentech, its Affiliates, or a sublicensee [***] any Third Party (including in connection with [***]) any [***] in connection with the manufacture, use, sale, offer for sale or import of a Product, Genentech shall have the right to set [***] of any [***] to such [***] (other than amounts [***]), including [***], against any royalty payment payable to Altus hereunder; provided that as a result of such offset the royalties otherwise payable to Altus (i) pursuant to Sections 9.8.1 or 9.8.2 shall not be reduced below [***] of applicable Net Sales and (ii) pursuant to Section 9.8.3 or 9.8.4 shall not be reduced by greater than [***] of the royalties otherwise payable to Altus under such Sections.

          9.10.2 Exceptions.

          (a) [***].

          (b) [***].

          9.10.3 [***].

          9.10.4 Rights are Cumulative. The rights of offset set forth in this
Section 9.10 shall be in addition to, and not in lieu of, any other rights or claims either Party may have under this Agreement or otherwise.

     9.11 Reporting of Net Sales. Within [***] after the end of each Calendar Quarter in which a Royalty is required to be paid, the paying Party shall submit to the other Party a written report (each a "Royalty Report") setting forth for such Calendar Quarter the following information: (i) total Net Sales of all Products sold in the Licensed Territory during such Calendar Quarter, (ii) Net Sales on a country-by-country basis, (iii) the exchange rate used to convert Net Sales from the currency in which they are earned to United States dollars; and
(iv) the total royalty payments due. Within [***] after the end of each Calendar Quarter in which a

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Royalty is required to be paid, the paying Party shall submit to the other Party an informal written report setting forth for such Calendar Quarter its unaudited estimate of the foregoing information.

     9.12 Altus Co-Promotion Costs. Commencing on the date of Altus's exercise of its Co-Promotion option as set forth in Section 7.2, and for a period of [***] after the First Commercial Sale of a Product in the Co-Promote Territory (the "Initial Co-Promotion Period"), Genentech shall reimburse Altus for the [***] Altus Sales Representatives, [***], that are dedicated by Altus to the Co-Promotion of Products in the Co-Promote Territory within [***] the receipt by Genentech of an invoice for such and a supporting report detailing the names of each Altus Sales Representative and [***] for the completed Calendar Quarter. The invoice amount shall be computed at the [***] multiplied by the number of [***] reported by Altus as Sales Representatives during the invoice period, up to the maximum number of Altus Sales Representatives determined pursuant to
Section 7.4. Altus shall provide Genentech with any such invoice within [***] the end of each Calendar Quarter. Altus may elect to continue to Co-Promote Products in the Co-Promote Territory beyond the Initial Co-Promotion Period at entirely its own cost and expense, such election to be made by Altus in writing no later than [***] prior to expiry of the Initial Co-Promotion Period. In the event that Altus elects to continue to Co-Promote Products in the Co-Promote Territory beyond the Initial Co-Promotion Period, the Parties may discuss financial consideration due to Altus for its continued Co-Promotion of Products in the Co-Promote beyond the Initial Co-Promotion Period; provided that any such financial consideration shall be subject to approval of the Steering Committee.

     9.13 Commercial Expenses. If Genentech requests Altus's assistance with commercialization activities in the Licensed Territory beyond the Co-Promotion activities set forth in ARTICLE VII, and Altus agrees to provide such assistance, Genentech shall pay Altus for those costs and expenses incurred by Altus and approved in advance in writing by Genentech [***] the receipt by Genentech of an invoice for such expenses. Altus shall only provide Genentech with any such invoice [***] the end of each Calendar Quarter.

     9.14 Books and Records; Audit Rights. Each Party shall keep and maintain (in conformity with the Accounting Standards), for a period of [***] following the end of a Calendar Year, complete and accurate records to enable Royalties, Development Costs, and reimbursement for Altus Sales Representatives to be determined. Each Party shall have the right, once per Calendar Year and not more frequently than once with respect to records covering any specific period of time, at its own expense, to have an independent, certified public accounting firm, acceptable to the other Party review any such records in the location(s) where such records are maintained by such Party upon reasonable notice (which shall be no less than [***] prior written notice) and during regular business hours for the sole purpose of verifying the basis and accuracy of payments of Royalties or the calculation of Development Costs or reimbursement for Altus Sales Representatives within the [***] as of the date of the request for review. Prior to any review, the independent certified public accounting firm shall have entered into a written agreement with the Party whose records are subject to review limiting the use of such records to verification of the accuracy of payments due under this Agreement and prohibiting the disclosure of any information contained in such records to a Third Party for any purpose and to the other Party for a purpose other than as set forth in this Section 9.14. The report of such accounting

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firm shall be limited to a certificate stating whether any report made or payment submitted by Genentech, or invoice of Development Costs or reimbursement for Altus Sales Representatives by Altus, during such period is accurate or inaccurate and the actual amounts of Royalties due for such period, or actual Development Costs or appropriate reimbursement to Altus for the costs of its Sales Representatives. The Party whose records are being reviewed shall receive a copy of each such report of the independent certified public accountant prior to such report being provided to the other Party. After review of the certified public accounting firm's report, each Party shall promptly pay any uncontested, understated amounts due to the other Party. In the event of a dispute regarding such amounts, one finance representative of each Party shall meet and attempt in good faith to resolve any such dispute. Any overpayment made by a Party shall be promptly refunded or fully creditable against amounts payable in subsequent payment periods, at such Party's election. Any review or audit by an independent certified public accounting firm under this Section 9.14 is to be made at the expense of the Party requesting such review or audit, except that if the results of the review reveal that a Party has underpaid or overstated by [***] for the period under review, then the reasonable audit fees shall be paid by the Party whose records were reviewed.

     9.15 Confidentiality. The Parties agree that all information provided in a Royalty Report, all records kept by a Party under Section 9.14, and any information provided by the independent certified public accounting firm to a Party are Confidential Information of the Party whose records were reviewed pursuant to Section 9.14.

     9.16 Payment Type. All payments due under this Agreement shall be paid in immediately available funds by wire transfer to a United States based account to be identified by the payee.

     9.17 Taxes. Each Party shall comply with Laws regarding filing and reporting for income tax purposes. Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes. All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes. Each Party shall be entitled to deduct from its payments to the other Party under this Agreement the amount of any withholding taxes required to be withheld, to the extent paid to the appropriate Governmental Authority on behalf of the other Party (and not refunded or reimbursed). Each Party shall deliver to the other Party, upon request, proof of payment of all such withholding taxes. Each Party shall provide reasonable assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant Law or double tax treaty.

     9.18 Currency Denomination. With respect to amounts invoiced in United States Dollars, all corresponding Royalties shall be expressed in United States Dollars. With respect to amounts invoiced in a currency other than United States Dollars, all corresponding Royalties shall be expressed both in the currency in which the amount was invoiced and in the United States Dollar equivalent. The United States Dollar equivalent shall be calculated using the conversion rate reported by Reuters Ltd. on for the last day of the Calendar Quarter for which such payment is being determined.

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     9.19 Blocked Payments. If by reason of Laws in any country in the Licensed
Territory or Option Territory, the prompt remittance of milestone payments, Royalties or other payments to a Party under this Agreement is prevented, the paying Party shall promptly notify the other Party. During any such period described above, milestone payments, Royalties or other payments shall continue to accrue, and shall continue to be reported, until such time payment can be made through any lawful means or methods that may be available as the Parties shall reasonably determine.

     9.20 Late Payments. Each Party shall pay interest to the other Party on the aggregate amount of any payment that is not paid on or before the date such payment is due from the date due at [***] on the last Business Day of the applicable Calendar Quarter prior to the date on which such payment is due, plus [***], calculated on the basis of a 360-day year.

     9.21 Rights Regarding Consolidation of Financial Data. With a view toward compliance with the currently in effect Accounting Standards, if, at any time during the term of this Agreement, compliance with any term or condition of this Agreement would, [***], require Genentech to consolidate Altus within Genentech's financial statements, then upon Genentech's request, Altus shall provide to Genentech (a) Altus's unaudited quarterly consolidated financial statements, prepared in accordance with Accounting Standards (i.e., balance sheet, income statement and statement of cash flows) [***] after the end of each Calendar Quarter, and (b) subject to the obligations under ARTICLE XV, Altus's [***] results for a given Calendar Quarter, based on its [***] estimates, no earlier than [***] prior to, and no later than [***] prior to, the close of such calendar quarter. [***]. The Parties shall cooperate with respect to each Party's compliance with this Section 9.21 and the purpose underlying this
Section 9.21. Further, if Genentech invokes this Section 9.21, Genentech agrees to provide Altus an unaudited estimated Royalty Report [***] after the end of each Calendar Quarter in order to facilitate Altus's compliance with this
Section 9.21.

                                    ARTICLE X
         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

     10.1 Ownership of Inventions.

          10.1.1 Altus Technology. As between the Parties, Altus will solely own all right, title and interest in and to the Altus Technology, subject to the rights and licenses granted in ARTICLE II.

          10.1.2 Genentech Technology. As between the Parties, Genentech will solely own all right, title and interest in and to the Genentech Technology, subject to the rights and licenses granted in ARTICLE II.

          10.1.3 Collaboration Technology.

          (a) Genentech Collaboration Technology. As between the Parties, Genentech will solely own all right, title and interest in and to all Collaboration Technology conceived or

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created solely by Genentech and/or its respective employees, contractors or consultants, or by a Genentech Affiliate, sublicensee or Third Party and which Collaboration Technology is Controlled by Genentech, ("Genentech Collaboration Technology"), subject to the rights and licenses granted in ARTICLE II.

          (b) Joint Collaboration Technology. The Parties shall jointly own all Collaboration Technology conceived or created [***] ("Joint Collaboration Technology"), subject to the rights and licenses granted in ARTICLE II. Subject to the licenses granted by one Party to the other under this Agreement, each Party retains full ownership rights (including as provided under 35 U.S.C.
Section 262) in and to such Joint Collaboration Technology, for any field, and including the right to license and sublicense, and to freely exploit, transfer or encumber its ownership interest, without the consent of, or payment or accounting to, the other Party. Each Party hereby waives any right it may have under the Laws of any jurisdiction to require such payment, accounting, or consent with respect to Joint Collaboration Technology. Each Party shall cooperate with the other Party to effectuate ownership of any Joint Collaboration Technology, including as set forth in Section 10.1.4.

          10.1.4 Further Assurances.

          (a) Altus. Altus shall require all of its employees, and use its best efforts to require its contractors and agents, and any Affiliates and Third Parties working on its behalf under this Agreement (and their respective employees, contractors and agents), to assign to Altus and/or Genentech (as required by this Agreement, including Section 10.1.3(b)) any Altus Technology and Collaboration Technology.

          (b) Genentech. Genentech shall require all of its employees, and use its best efforts to require its contractors and agents, and any Affiliates and Third Parties working on its behalf under this Agreement (and their respective employees, contractors and agents), to assign to Genentech and/or Altus (as required by this Agreement) any Collaboration Technology.

          (c) Cooperation. The Parties shall cooperate with each other to effectuate ownership of any intellectual property rights as set forth in this Agreement, including, but not limited to, by executing and recording documents.

     10.2 Disclosure of Inventions. Each Party shall promptly disclose to the other Party any [***]. Genentech shall disclose to Altus any [***]. The Altus Patents as of the Effective Date are listed on Schedule 1.1.10, and during the Term, Altus shall, on at least a Calendar Quarterly basis, provide Genentech with an updated Schedule 1.1.10 accurately reflecting all Altus Patents, and the status thereof, as of the current date.

     10.3 Other Inventions. During the Term of this Agreement, inventions may be made by employees of either Party, solely or jointly, which are not Collaboration Technology ("Other Inventions"). As between the Parties, Altus shall own all Other Inventions made by its employees solely or jointly with Third Parties, and Genentech shall own all Other Inventions made by its employees solely or jointly with Third Parties. As between the Parties, all Other Inventions made jointly by employees of Altus and Genentech will be owned jointly by Altus and Genentech ("Joint Other Inventions"). Subject to the licenses granted by one Party to the

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other under this Agreement, each Party retains full ownership rights (including as provided under 35 U.S.C. Section 262) in and to Joint Other Inventions, for any field, and including the right to license and sublicense, and to freely exploit, transfer or encumber its ownership interest, without the consent of, or payment or accounting to, the other Party. Each Party hereby waives any right it may have under the Laws of any jurisdiction to require such payment, accounting, or consent with respect to Joint Other Inventions. Each Party shall cooperate with the other Party to effectuate ownership of any Joint Other Inventions. Each Party at its sole discretion and responsibility may file, prosecute and maintain patent applications and patents covering solely owned Other Inventions and the Parties shall be jointly responsible as agreed to between the Parties for filing, prosecuting and maintaining patent applications and patents covering Joint Other Inventions.

     10.4 Treatment of Patent Rights and Know-How of Acquired Party. Notwithstanding anything in this Agreement to the contrary, Patents Rights and Know-How (i) initially owned or controlled by a Third Party, (ii) developed independent of this Agreement and any Confidential Information, Altus Technology, Genentech Technology and Collaboration Technology, and (iii) which become Controlled by a Party as a result of such Party acquiring ownership or control of such Patent Rights and Know-How in connection with the acquisition of all or substantially all of such Third Party's outstanding voting equity or assets ("Acquired Patent Rights and Know-How"), shall not become subject to rights and obligations set forth in this Agreement; provided that, the foregoing exclusion shall not apply to Acquired Patent Rights and Know-How that specifically relate to either a Product or that would be infringed by the making, using, selling, offering for sale, or import of a Product.

     10.5 Prosecution and Maintenance of Patent Rights.

          10.5.1 Definition. For the purposes of this Section, "Prosecution" or "Prosecute" with regard to a particular Patent Right shall mean the preparation, filing, prosecution, and maintenance, including any re-issues or re-examinations, interferences, opposition proceedings, revocation actions or the like, with respect to such Patent Right.

          10.5.2 Altus Patents. As between the Parties, Altus shall, at its sole discretion and expense, have the right (but not the obligation) to Prosecute Patents Rights within the Altus Technology.

          10.5.3 Genentech Technology. As between the Parties, Genentech shall, at its sole discretion and expense, have the right (but not the obligation) to Prosecute Patent Rights within the Genentech Technology and Genentech Collaboration Technology.

          10.5.4 Joint Collaboration Technology. Subject to the provisions of this Section 10.5.4 (including Section 10.5.4(d)), Altus and Genentech shall select a mutually upon agreed outside counsel ("Outside Patent Counsel") to be responsible for the Prosecution of Patent Rights within the Joint Collaboration Technology.

          (a) Filing of Applications. Should a Party wish to file a patent application covering any Joint Collaboration Technology, it shall inform the other Party. With respect thereto, Genentech shall engage Outside Patent Counsel to Prosecute Patent Rights to such Joint

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Collaboration Technology. With respect to any patent application claiming Joint
Collaboration Technology, Outside Patent Counsel shall be instructed to provide to each Party a copy of any such patent application for review and comment by the Parties, and such Outside Patent Counsel shall be instructed to reasonably consider the comments of both Parties with respect thereto.

          (b) Review and Comment. With respect to Patent Rights within the Joint Collaboration Technology, the Outside Patent Counsel shall be instructed to (i) keep the Parties informed as to the Prosecution (including those involving in which countries to initiate or continue prosecution (including validation), the question of the scope of, the issuance of, the rejection of, an interference involving, or an opposition to any such Patent Rights), such that each Party has sufficient time to review and comment upon any documents intended for submission to any patent office; (ii) promptly furnish to each Party a copy of any patent application and copies of documents relevant to such Prosecution, including copies of correspondence with any patent office, foreign associates, and outside counsel; and (iii) reasonably consider and incorporate comments of the Parties on documents filed with any patent office.

          (c) Cooperation. Generally, the Parties shall cooperate with and assist each in the Prosecution of Patent Rights within the Joint Collaboration Technology, including (i) consulting with the other Party after receiving any substantial action or development in the prosecution of any such Patent Rights,
(ii) making scientists and scientific records reasonably available, and (ii) making reasonably available its respective authorized attorneys, agents or representatives. In addition, each Party shall sign or use its best efforts to have signed and delivered, at no charge to the other Party, all documents necessary in connection with such Prosecution.

          (d) Abandonment of Prosecution and Maintenance. With respect to Patent Rights within the Joint Collaboration Technology, if Genentech elects not to Prosecute such Patent Rights (whether worldwide or with respect to any particular country), including electing not to file a patent application with respect thereto or to allow any such Patent Rights to lapse or become abandoned or unenforceable, then Genentech shall promptly notify Altus in writing (which such notice shall be at least sixty (60) days prior to the lapse or abandonment of any such Patent Rights). Thereafter, Altus may, but is not required to, undertake, at its sole expense and in its sole discretion, the Prosecution of such Patent Rights. In the event that Altus undertakes such Prosecution, Genentech shall cooperate as set forth in Section 10.5.4(c).

          (e) Costs. Unless otherwise agreed by the Parties and subject to
Section 10.5.4(d), both during and after the Term of this Agreement, all costs of Prosecuting Patent Rights within the Joint Collaboration Technology shall be [***].

          (f) Good Faith. Without in any way limiting the foregoing, including
Section 10.5.4(d), the Parties shall use reasonable efforts and act in good faith to assist and advise the other and the Outside Patent Counsel in connection with the Prosecution of Patents Rights within the Joint Collaboration Technology.

          10.5.5 Patent Interferences. If an interference is declared by the U.S. Patent and Trademark Office (a) between (i) a claim in one or more Patent Rights within the Altus Patents

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and (ii) a claim in one or more Patent Rights within the Genentech Patents or
Collaboration Technology, where at least one of such claims would, but for the licenses in this Agreement, be infringed by the making, using, offering for sale, selling or importing of a Compound, Formulation or Product; then the Parties shall in good faith establish within thirty (30) days of the declaration of such interference, or such other time as agreed upon, a mutually agreeable process to resolve such interference in a reasonable manner (including, without limitation, control and cost sharing), in conformance with all applicable legal standards.

     10.6 Inventorship. Any determination of inventorship with respect to any Patent Rights or Know-How (including any Altus Technology, Genentech Technology, or Collaboration Technology) shall be resolved in accordance with United States patent laws.

     10.7 Third Party Infringement.

          10.7.1 Notice. Each Party shall promptly report to the other Party during the Term any known or suspected infringement of any of the Altus Technology or Joint Collaboration Technology in the Licensed Territory of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use. Altus shall promptly report to Genentech during the Term any known or suspected infringement of any of the Genentech Technology or Genentech Collaboration Technology in the Licensed Territory of which Altus becomes aware, and shall provide Genentech with all available evidence supporting such known or suspected infringement or unauthorized use.

          10.7.2 Right to Enforce.

          (a) Altus Technology. Altus shall have the sole and exclusive right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of the Altus Technology outside of the Field or outside of the Licensed Territory. Subject to Section 10.7.3, Genentech shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of the Altus Technology in the Field in the Licensed Territory.

          (b) Genentech Technology and Genentech Collaboration Technology. Genentech shall have the sole and exclusive right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation or otherwise enforce the Genentech Technology or Genentech Collaboration Technology.

          (c) Joint Collaboration Technology. Subject to Section 10.7.3, Genentech shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of the Joint Collaboration Technology.

          10.7.3 Step-In Right. If Genentech fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 10.7.2(a) or 10.7.2(c)

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within ninety (90) days after becoming aware of the basis for such suit or action, then Altus may, in its discretion, provide Genentech with written notice of Altus's intent to initiate a suit or take other appropriate action. If Altus provides such notice and Genentech fails to initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from Altus, then Altus shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of the Altus Technology or Joint Collaboration Technology (as applicable).

          10.7.4 Conduct of Certain Actions; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 10.7.2 or 10.7.3. If required under Law, or otherwise necessary, in order for the initiating Party to initiate or maintain such suit, the other Party shall join as a party to the suit. The other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket costs incurred in rendering such assistance. The initiating Party shall assume and pay all of its own out-of-pocket costs approved in advance and incurred in connection with any litigation or proceedings initiated by it pursuant to Section 10.7.2 or 10.7.3, including the fees and expenses of the counsel selected by it. With respect to any suit initiated pursuant to Section 10.7.3, the other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

          10.7.5 Settlement. The Party controlling any such action described in
Section 10.7.2 may not settle or consent to an adverse judgment, including any judgment which affects the scope, validity or enforcement of any Altus Technology or Joint Collaboration Technology, without the express written consent of the non-controlling Party (such consent not to be unreasonably withheld), except that Genentech may settle or consent to an adverse judgment in any action described in Section 10.7.2(b) without obtaining consent from Altus unless any such settlement or consent judgment would either impose a financial obligation upon Altus, or limit the scope of or invalidate any Altus Technology or Joint Collaboration Technology, in which event Genentech shall obtain Altus's prior written consent (such consent not to be unreasonably withheld or delayed).

          10.7.6 Recoveries. With respect to any suit or action referred to in
Section 10.7.2(b), any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be Genentech's. With respect to any suit or action referred to in Section 10.7.2(a) and 10.7.2(c), any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied, subject to the respective indemnity obligations of the Parties set forth in
ARTICLE XIII, in the following order of priority: (i) first, [***]; (ii) second, any remainder [***]; provided, however, that [***]; and (iii) third, any remaining amount [***]. Notwithstanding the foregoing, [***]; provided, however, that [***].

     10.8 Third Party Suits.

          10.8.1 Against Genentech. In the event that a Third Party shall make any claim or bring any suit or other proceeding against Genentech, or any of its Affiliates, sublicensees, or customers, for infringement or misappropriation of any intellectual property rights with respect to the research, development, making, using selling, offering for sale, import or export of any

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Compound, Formulation or Product, Genentech shall have the right to defend and control the defense of such claim, suit or other proceeding as well as to initiate and control any counterclaim or other similar action. Altus shall fully cooperate with Genentech in defense of such claim, suit or other proceeding, including by being joined as a party. Unless otherwise mutually agreed by the Parties, and subject to the respective indemnity obligations of the Parties set forth in ARTICLE XIII, the provisions of Sections 10.7.5 and 10.7.6 shall apply to any proceeding covered by this Section 10.8.1, except that the negotiation of any license or immunity from suit from the Third Party shall be subject to
Section 9.10.

          10.8.2 Against Altus. In the event that a Third Party shall make any claim or bring any suit or other proceeding against Altus, or any of its Affiliates, for infringement or misappropriation of any intellectual property rights with respect to the development, making, using, or offering for sale of any Product, Altus shall have the right to defend and control the defense of such claim, suit or other proceeding. Any counterclaim or other similar action, to the extent they involve any Genentech Technology, will be treated as enforcement actions subject to Sections 10.7.2 and 10.7.3. Promptly upon receipt of notice of any such claim, suit or other proceeding against Altus, Altus shall provide written notice thereof to Genentech. Upon Genentech's written request, Altus will discuss cooperation regarding any such claims and/or keep Genentech informed as to the status of the claim suit or proceeding and defense. Also upon Genentech's written request, Altus shall permit Genentech to participate in the defense and settlement of any such claim, suit or proceeding, at its own expense and as represented by counsel of its own choice. Unless otherwise mutually agreed by the Parties, and subject to the respective indemnity obligations of the Parties set forth in ARTICLE XIII, the provisions of Sections 10.7.5 and
10.7.6 shall apply to any proceeding covered by this Section 10.8.2.

     10.9 Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extensions wherever applicable to Patent Rights Controlled by either Party that Cover a Product in the Field in the Licensed Territory. The Parties shall use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the Licensed Territory, the Patent Rights or the claims of the Patent Rights shall be selected on the basis of the scope, enforceability and remaining term of the Patent Right in the relevant jurisdiction. All filings for such extensions shall be made by the Party Controlling such Patent Rights or, in the case of Patent Rights within the Joint Collaboration Technology, by Outside Patent Counsel.

     10.10 Patent Marking. Genentech shall be responsible for complying with patent marking statutes in each country in the Licensed Territory in which a Product is sold by Genentech, its Affiliates or its licensees.

     10.11 Certification under Drug Price Competition and Patent Restoration
Act.

          10.11.1 Notice. If a Party becomes aware of any certification filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that any Altus Patents, any Genentech Patents or any Collaboration Patents are invalid or otherwise unenforceable, or that infringement will not arise from the manufacture, use, import,

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offer for sale or sale of a Product by a Third Party, such Party shall promptly notify the other Party in writing.

          10.11.2 Control of Response. Control of the response to the certification shall, as between the Parties, be determined in the same manner as enforcement rights are determined pursuant to Sections 10.7.2 and 10.7.3, with the time periods set forth in Section 10.7.3 shortened where necessary to provide the other Party sufficient time to respond without a loss of rights, and the non-controlling Party shall cooperate with the controlling Party in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

     11.1 Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other that:

          (a) as of the Execution Date, it is duly incorporated under the relevant Laws of incorporation and each has full corporate authority to enter into and to perform its obligations under this Agreement;

          (b) as of the Execution Date, this Agreement has been fully authorized, executed and delivered by it and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties and that it does not conflict with or result in a breach of the terms of any agreement, whether written or oral, to which such Party is a party; and

          (c) as of the Execution Date and during the Term, it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants and/or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements.

     11.2 Additional Representations and Warranties by Altus. Altus warrants and represents that:

          (a) as of the Execution Date, it solely owns the entire right, title and interest in the Altus Patents, Altus Know-How and Altus Housemark, free and clear of all [***];

          (b) as of the Execution Date the rights granted to Genentech hereunder [***], and during the Term [***] with rights granted by Altus, an Altus Affiliate, or any Altus sublicense to any Third Party;

          (c) as of the [***], neither Altus nor any of its Affiliates has received [***];

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          (d) as of the Execution Date, [***], except for Patent Rights expiring at the end of their statutory terms [***];

          (e) as of the Execution Date, to Altus's knowledge, [***]; and

          (f) to Altus's knowledge as of Execution Date, the Altus Technology [***].

     11.3 Additional Representations and Warranties by Genentech. Genentech warrants and represents that, as of the Effective Date, to Genentech's knowledge [***].

     11.4 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, NON-INFRINGEMENT AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY LAW.

                                   ARTICLE XII
                              TERM AND TERMINATION

     12.1 Term. This Agreement shall be binding upon the Parties as of the Execution Date to the extent permitted by the HSR Act, but shall not otherwise take effect until the Effective Date. The term of this Agreement (the "Term") shall commence on the Execution Date and, unless earlier terminated as provided in this ARTICLE XII (the date of any such termination, the "Termination Date"), shall continue in full force and effect, on a country-by-country and Product-by-Product basis until there is no remaining royalty or other payment obligation in such country with respect to such Product, at which time this Agreement shall expire in its entirety with respect to such Product in such country and all licenses granted to Genentech under this Agreement with respect to such Product in such country shall become fully paid-up and irrevocable.

     12.2 Termination for Material Breach. In the event of a material breach of this Agreement by a Party, the other Party may give the Party in default notice thereof. If such material breach is not cured [***] after receipt of such notice ([***] if such material breach relates solely to the [***] hereunder), the notifying Party shall be entitled to those rights of termination set forth in
Section 12.8 (without prejudice to any of its other rights conferred on it by this Agreement or under Law) by giving written notice to the defaulting Party, with such termination to take effect immediately. The right of either Party to terminate this Agreement as set forth in this Section 12.2 shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with ARTICLE XIV.

     12.3 Other Termination Events.

          (a) Genentech shall have the option to terminate this Agreement, on a [***], upon [***] prior written notice to Altus if (i) the [***], or (ii) [***], in each case by delivering

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written notice to Altus that it is terminating this Agreement pursuant to this provision no later than [***] following the occurrence of an event set forth in
(i) or (ii). If Genentech fails to exercise the termination option within such [***] period, Genentech's termination option pursuant to this Section 12.3(a) with respect to such event shall expire and be of no further force or effect.

          (b) If a [***] has [***], Genentech may, upon written [***] prior written notice to Altus, [***] terminate this Agreement with respect to such territory; provided that if such [***], Genentech shall have also have the right to terminate this Agreement [***].

     12.4 Termination for Bankruptcy. Genentech shall have the right to terminate this Agreement upon written notice to Altus, in the event that Altus seeks protection of any bankruptcy or insolvency law, a proceeding in bankruptcy or insolvency is filed by or against Altus and such proceeding remains undismissed or unstayed for a period of more than [***], or there is an adjudication by a court of competent jurisdiction that Altus is bankrupt or insolvent.

     12.5 Termination on Acquisition of Altus. Genentech shall have the right to [***] this Agreement on any Acquisition of [***] providing Altus with written notice thereof within [***] of Genentech's receipt of the notice to Genentech required by Section 16.1(a).

     12.6 Genentech Termination for Convenience. Genentech may terminate this Agreement, with or without cause, upon [***] advanced written notice to Altus.

     12.7 Termination for Delay in Effective Date. After [***] following the filing of the "Notification and Report Forms" and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act ("HSR Filings"), either Party may terminate this Agreement if the Effective Date has not been reached within [***] following such HSR Filings; provided that, [***]. Upon termination of this Agreement pursuant to this Section 12.7 all provisions of this Agreement shall terminate and be of no force or effect.

     12.8 Consequences of Certain Terminations.

          12.8.1 Altus may terminate this Agreement in accordance with Section
12.2 only for material, uncured breach by Genentech of its diligence obligations under Section 8.1, its payment obligations under Sections 9.1, 9.4, 9.5, 9.6 and 9.8, its obligations under Section 2.6, 5.3 (to the extent that Altus is conducting activities under the Development Plan on Genentech's behalf), 6.4 (subject to the terms and conditions therein) or ARTICLE XV, or a representation or warranty made in Section 11.1(a) or 11.1(b). Upon termination of this Agreement by Altus in accordance with the preceding sentence, or a termination by Genentech pursuant to Section 12.6, (i) all rights and licenses granted to Genentech under Section 2.2 and to Altus under Section 2.3(a), 2.3(b) and 2.3(d) shall immediately terminate; (ii) upon written request by Altus and subject to the Termination Royalties set forth in Section 12.9, Genentech shall provide a Product Reversion Package to Altus to support the continued development and commercialization of those Products (if any) for which Genentech has undertaken development or commercialization prior to such termination and to which such breach or termination applies (each a "Termination Product"); (iii) upon request by Altus, Genentech shall continue to manufacture and supply to

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Altus for a period of [***] from the date of notice of such termination such
Termination Products (and/or the Compound used therein) that are, as of the date of such termination, in clinical development or sold commercially, such supply to be reimbursed by Altus at [***]; and (iv) all Confidential Information of Altus provided to Genentech under this Agreement shall be returned to Altus or destroyed, at Altus's option in accordance with Section 15.3. Notwithstanding anything in this Agreement to the contrary, any license or sublicense granted to a Third Party outside the United States shall survive termination of this Agreement under this Section 12.8.1, provided that such sublicensee is in good standing and agrees to be bound by the provisions of this Agreement applicable to such sublicensee. Notwithstanding anything in this Agreement to the contrary, Sections 5.7.1 and 6.4 shall survive a termination of this Agreement by Altus under this Section 12.8.1.

          12.8.2 Genentech may terminate this Agreement in accordance with
Section 12.2 for any material, uncured breach by Altus. Upon termination of this Agreement by Genentech in accordance with the preceding sentence, or a termination by Genentech pursuant to Section 12.4, or Section 12.5, (i) all rights and licenses granted to Altus under this Agreement (including Sections 2.3(a), 2.3(b), and 2.3(d), but not Section 2.3(c)) shall immediately terminate,
(ii) the rights and obligations of the Parties under the following sections of this Agreement shall survive such termination: ARTICLE [***], but in all cases the surviving provisions shall be interpreted to exclude the subject matter of non-surviving terms, and (iii) all Confidential Information of Genentech, data and materials provided to Altus under this Agreement shall be returned to Genentech or destroyed, at Genentech's option, in accordance with Section 15.3. In the case that the Altus breach that gave rise to termination of this Agreement was a breach of any of the following provisions: Section [***], then, in addition to, or notwithstanding, (as the case may be) the foregoing (A) [***] will not survive such termination; (B) upon the First Commercial Sale of a Product by Genentech, [***] Sections [***] and [***]; and (C) [***]; and (D) all right, title and interest in and to any [***].

          12.8.3 Upon termination by Genentech pursuant to Section 12.3, that Parties shall meet in good-faith to discuss the disposition of any remaining rights to develop and market Product in the Licensed Territory, which may include a transfer of rights to continue the development and/or commercialization of Products to Altus and the payment to Genentech of up-front, milestone, royalty and other payments.

     12.9 Termination Royalties. Subsequent to termination as described in
Section 12.8.1, in each Calendar Quarter in which Altus records Net Sales of a Termination Product, Altus shall pay to Genentech, on a Termination Product-by-Termination Product and country-by-country basis, an amount equal to (such amounts also "Royalties"):

          12.9.1 [***] of annual Net Sales of Termination Products that are Covered by a Valid Claim of a Patent Right within the [***] or [***], and for which, as of the effective date of termination, Genentech [***];

          12.9.2 [***] f annual Net Sales of Termination Products that are Covered by a Valid Claim of a Patent Right within the [***], and for which, as of the effective date of termination, Genentech [***];

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          12.9.3 [***] of annual Net Sales of Termination Products that are not
Covered by a Valid Claim of a Patent Right within the [***] or [***], and for which, as of the effective date of termination, Genentech [***];

          12.9.4 [***] of annual Net Sales of Termination Products that are Covered by a Valid Claim of a Patent Right within the [***] or [***], and for which, as of the effective date of termination, Genentech [***];

          12.9.5 [***] of annual Net Sales of Termination Products that are Covered by a Valid Claim of a Patent Right within the [***], and for which, as of the effective date of termination, Genentech [***]; and

          12.9.6 [***] of annual Net Sales of Termination Products that are not Covered by a Valid Claim of a Patent Right within the [***] or [***], and for which, as of the effective date of termination, Genentech [***].

          12.9.7 Royalty Term. Altus's obligation to pay Genentech Royalties under Sections 12.9.1, 12.9.2, 12.9.4 and 12.9.5, as applicable, shall only be during time periods in which the applicable Termination Product is Covered by a Valid Claim of a Patent Right within the Genentech Technology, Genentech Collaboration Technology or Joint Collaboration Technology (as applicable) in the applicable country. For Net Sales of Termination Products not Covered by a Valid Claim of a Patent Right within the Genentech Technology, Genentech Collaboration Technology or Joint Collaboration Technology, the royalty payment obligations under this Section 12.9 shall terminate upon the date that is [***] from the date of First Commercial Sale of the applicable Termination Product in the applicable country. For the avoidance of doubt, no Royalties shall be payable under this Section 12.9 on Net Sales outside of the Licensed Territory of any Product that Altus has the right to make, use, sell, offer for sale and import outside of the Licensed Territory as of the applicable Termination Date.

          12.9.8 Single Royalty. In the event that more than one royalty rate described in this Section 12.9, or in Section 9.9, apply to a Termination Product, only the highest applicable royalty rate shall apply.

     12.10 Effects of Expiration or Termination; Accrued Rights and Obligations.

          12.10.1 Survival of Liability. Expiration or termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued or that is attributable to a period prior to such expiration or termination, nor preclude either Party from pursuing any right or remedy it may have hereunder or at Law or in equity with respect to any breach of this Agreement.

          12.10.2 Survival of Obligations. The rights and obligations set forth in this Agreement shall extend beyond the Term or termination of this Agreement only to the extent expressly provided for in this Agreement. In addition to as set forth in Section 12.8, and without limiting the generality of the foregoing, it is agreed that the provisions of ARTICLE I, Sections [***], 2.4 and 2.5, 5.7.4, [***], Section 12.8, [***], 12.10 [***], ARTICLE XIV, ARTICLE XV, and
Sections 16.2, 16.3, 16.5, 16.6, 16.8, 16.9, and 16.10 shall survive expiration
or

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termination of this Agreement for any reason, but in all cases shall be interpreted to exclude the subject matter of non-surviving terms..

                                  ARTICLE XIII
                                 INDEMNIFICATION

     13.1 Indemnification in Favor of Altus. Genentech shall indemnify, defend and hold harmless the Altus Parties (as hereinafter defined) from and against any and all Losses arising or resulting from any Third Party claim, action, suit, or other proceeding (collectively, "Third Party Claims") to the extent such Losses result from:

          (a) [***]; or

          (b) [***].

     For purposes of this ARTICLE XIII, "Altus Parties" means Altus, its Affiliates and their respective agents, directors, officers, and employees.

     The indemnification obligations set forth in this Section 14.1 shall not apply to the extent that any Loss is the result of a breach of this Agreement (including a breach of any representation or warranty) by Altus or the gross negligence or willful misconduct of Altus.

     13.2 Indemnification in Favor of Genentech. Altus shall indemnify, defend and hold harmless the Genentech Parties (as hereinafter defined) from and against any and all Losses arising or resulting from any Third Party Claim, to the extent such Losses result from:

          (a) any breach of any representation or warranty made by Altus in this Agreement; or

          (b) the activities performed by or on behalf of Altus in connection with the exercise of its licenses and rights under this Agreement.

     For purposes of ARTICLE XIII, "Genentech Parties" means Genentech, its Affiliates and their respective agents, directors, officers, and employees.

     The indemnification obligations set forth in this Section 13.2 shall not apply to the extent that any Loss is the result of a breach of this Agreement (including a breach of any representation or warranty) by Genentech or the gross negligence or willful misconduct of Genentech.

     13.3 Indemnification Procedures. If a Party intends to claim indemnification under this ARTICLE XIII ("Indemnified Party"), it shall promptly notify the other Party (the "Indemnifying Party") in writing of such alleged Losses. The Indemnifying Party shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to the Indemnified Party; provided, however, that any Indemnified Party shall have the right to retain its own counsel at its own expense for any reason. The Indemnified Party, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its

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legal representatives in the investigation or defense of any Losses or Third
Party Claims covered by this ARTICLE XIII. The failure to deliver written notice to the Indemnifying Party within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnifying Party of any obligation to the Indemnified Party under this Section 13.3. It is understood that only Altus or Genentech may claim indemnity under this ARTICLE XIII (on its own behalf or on behalf of its Altus Parties or Genentech Parties, respectively), and Altus Parties or Genentech Parties may not directly claim indemnity hereunder.

     13.4 Settlement. No compromise or settlement of any Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed), unless
(i) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (iii) the Indemnified Party's rights under this Agreement are not adversely affected. In any event, the Indemnified Party shall have no right to settle any such Third Party Claim without the prior written consent of the Indemnifying Party, unless (a) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnifying Party, (b) the sole relief provided is monetary damages that are paid in full by the Indemnified Party, and (c) the Indemnifying Party's rights under this Agreement are not adversely affected; any settlement under this
Section 13.4 without the prior written consent of the Indemnifying Party shall relieve the Indemnifying Party of its obligations under this ARTICLE XIII.

     13.5 Insurance.

          13.5.1 Coverage. Each Party shall maintain, at its own cost, the insurance coverages set forth in this Section 13.5.1; provided, however, that Genentech has the right, in its sole discretion, to self-insure in part or in whole for any such coverage.

          (a) Commencing no later than thirty days following the Execution Date, and thereafter for the period of time required under Section 13.5.2, each Party shall obtain and maintain on an ongoing basis, (i) Commercial General Liability insurance, including contractual liability, in the minimum amount of [***] per occurrence, combined single limit for bodily injury and property damage liability, and (ii) Products Liability insurance, including contractual liability, in the minimum amount of [***] per occurrence, combined single limit for bodily injury and property damage liability.

          (b) Commencing no later than submission of the first Approval Application for a Product in the Licensed Territory, and thereafter for the period of time required under Section 13.5.2, each Party shall obtain and maintain on an ongoing basis, (i) Commercial General Liability insurance, including contractual liability, in the minimum amount of [***] per occurrence, combined single limit for bodily injury and property damage liability, and (ii) Products Liability insurance, including contractual liability, in the minimum amount of [***] per occurrence, combined single limit for bodily injury and property damage liability. No later than

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[***] following submission of the first Approval Application for a Product in the Licensed Territory, Altus shall provide to Genentech a certificate evidencing all such coverage required hereunder.

          13.5.2 Additional Requirements. Except to the extent that Genentech self-insures as authorized under Section 13.5.1, the following provisions apply:

          (a) All insurance coverages shall be primary insurance with respect to each Party's own participation under this Agreement, and shall be maintained with an insurance company or companies having an [***].

          (b) [***].

          (c) The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then in such a case, such Party shall maintain the insurance coverage for at least [***] following such Party's completing performance of its obligations under this Agreement.

          (d) Each Party shall provide to the other Party its respective certificates of insurance evidencing the insurance coverages set forth in
Section 13.5.1. Each Party shall provide to the other Party at least [***] prior written notice of any cancellation, non-renewal or material change in any of the insurance coverages. Each Party shall, upon receipt of written request from the other Party, provide renewal certificates to the other Party for as long as such Party is required to maintain insurance coverages hereunder.

     13.6 LIMITATION OF DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 13.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.

                                  ARTICLE XIV
                               DISPUTE RESOLUTION

     14.1 Resolution of Disputes.

          (a) Any dispute, controversy or claim related to matters within the powers and authority of the Steering Committee or any JPT shall be resolved by the Parties in accordance with the procedures set forth in ARTICLE III and as otherwise set forth in this Agreement.

          (b) Except as set forth in Section 14.3 and subject to Section 14.1(a), any dispute, controversy or claim related to compliance with the terms of this Agreement, or the validity, breach, termination or interpretation of this Agreement, shall first be referred to the Steering Committee for resolution. If the Steering Committee is unable to resolve the matter within [***] after referral, such dispute, controversy or claim shall be referred to senior

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executives (of at least the Senior Vice President level) of Altus and Genentech
(or their respective designee) for resolution. In the event the senior executives are unable to resolve the matter within [***] after referral, such dispute, controversy or claim shall be resolved through binding arbitration pursuant to Section 14.2.

     14.2 Arbitration. In the event that the senior executives are unable to resolve any dispute, controversy or claim between the Parties referred to them pursuant to Section 14.1(b) arising out of or in connection with compliance with this Agreement, or the validity, breach, termination or interpretation of this Agreement, the dispute, controversy or claim shall, at the request of either Party, be finally settled by binding arbitration as follows:

          (a) A Party may submit such dispute to arbitration by notifying the other Party in writing of such dispute. Within [***] after receipt of such notice, each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator. All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (including judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry. In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii). If a Party fails to nominate its arbitrator, or if the Parties' arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator.

          (b) Any arbitration proceedings shall be conducted in [***]. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may deem any party as "necessary."

          (c) Within [***] after the designation of the arbitrators, the arbitrators and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue. The arbitrators shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals, to discuss each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA.

          (d) The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] after conclusion of the hearing, unless otherwise agreed by the Parties. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon the Parties.

          (e) Unless the arbitrators determine that matters of equity or justice suggest otherwise, the Parties agree that (i) they shall share equally the fees and expenses of the

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

arbitrators and (ii) each Party shall bear its own attorneys' fees and associated costs and expenses.

          (f) Any arbitration award may be entered in and enforced by any competent court or application may be made to any competent court for judicial acceptance of such an award.

          (g) Each Party agrees that, notwithstanding any provision of Law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.

          (h) At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.

     14.3 Subject Matter Exclusions. Notwithstanding anything in Section 14.2 to the contrary, any dispute, controversy or claim that involves the validity or infringement of any Patent Right (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies. Further, the provisions of
Section 14.2 shall not apply to any dispute, controversy or claim relating to any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

     14.4 Continued Performance. Provided the Agreement has not terminated, the Parties agree to continue performing under the Agreement in accordance with its provisions, pending the final resolution of any arbitration proceeding, and, without limiting the foregoing, shall continue to cooperate and participate as set forth in this Agreement.

     14.5 No Limitation. Nothing in ARTICLE XIV shall be construed as limiting in any way the right of a Party to seek a temporary restraining order, preliminary injunction or other interim or conservatory relief without breaching these arbitration provisions and without abridging the powers of the arbitrators.

                                   ARTICLE XV
                                 CONFIDENTIALITY

     15.1 Non-use and Non-disclosure of Confidential Information. During the Term, and for a period of [***] thereafter, a Party shall (i) except to the extent permitted by this Agreement, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (ii) except for purposes of this Agreement, not use for any purpose any Confidential Information of the other Party; and (iii) take all reasonable precautions to protect the

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

Confidential Information of the other Party (including without limitations, all precautions a Party employs with respect to its own confidential information of a similar nature).

     15.2 Authorized Disclosure. Notwithstanding Section 15.1, a Party may use and disclose Confidential Information belonging to the other Party as follows:

          (a) if required by Law (including without limitation, to comply with the order of a Governmental Authority or a court of competent jurisdiction); provided, however, that such Party shall promptly provide written notice thereof to the other Party, consult with the other Party with respect to such disclosure and provide the other Party a reasonable opportunity to object to any such disclosure or to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

          (b) to the extent such use and disclosure is reasonably required in the filing, prosecution, maintenance or publication of Patent Rights within the Genentech Technology or Collaboration Technology;

          (c) as reasonably necessary to obtain or maintain any Marketing Authorizations, including pricing approvals, for any Products, provided, that, the such Party shall take all reasonable steps to limit disclosure of the Confidential Information and to otherwise maintain the confidentiality of the Confidential Information; or

          (d) to the extent necessary, to its Affiliates, collaborators, licensees, vendors, consultants, agents, contractors and clinicians under written agreements of confidentiality at least as restrictive on those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement.

     15.3 Return of Confidential Information. Upon expiration or termination of the entirety of this Agreement, at the request of the Disclosing Party, the Receiving Party shall use commercially reasonable efforts to return or destroy all Confidential Information of the Disclosing Party that remains in the Receiving Party's possession that is not reasonably necessary to exercise rights that survive such expiration or termination, except one copy of which may be retained for archival purposes solely to ensure compliance with the terms of this Agreement.

     15.4 Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in this ARTICLE XV are reasonable and necessary to protect the legitimate interests of the Parties, and that any breach or threatened breach by a Party of any provision of this ARTICLE XV may result in irreparable injury to the other Party for which there may be no adequate remedy at Law. In such event, the other Party shall be authorized and may be entitled to seek and obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance or any other type of equitable relief available in connection with such breach, in addition to any other rights or remedies available at Law or in equity.

     15.5 Termination of Prior Agreement. As of the Effective Date, this Agreement supersedes the Mutual Confidentiality Agreement between the Parties dated November 16, 2005,

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

(the "Confidentiality Agreement"), but only so far as it relates to the subject matter of this Agreement. All "INFORMATION" (as defined in such Confidentiality Agreement) exchanged between the Parties thereunder relating to the subject matter of this Agreement shall be deemed Confidential Information hereunder and shall be subject to the provisions of this Agreement.

     15.6 Press Releases and Other Public Disclosures.

          15.6.1 Generally. For purposes of this Section 15.6, a "Disclosure" means a press release or other public disclosure concerning this Agreement or the subject matter hereof including, the [***]. Subject to Sections 15.6.2, 15.6.3, and 15.6.4, if a Party desires to make a Disclosure, it shall (i) provide the other Party with no less than [***] to review and provide comments on the proposed Disclosure, and (ii) obtain the other Party's prior written approval for the proposed Disclosure (such approval not to be unreasonably withheld or delayed). The provisions of this Section 15.6 are in addition to the provisions of Sections 15.1 and 15.7.

          15.6.2 No Approval Required. The review and approval required under
Section 15.6.1 for a Disclosure shall not apply to Altus's issuance of the press release attached hereto as Exhibit B.

          15.6.3 Disclosure Required by Law. In the event that one Party reasonably concludes that a Disclosure is required by Law (including the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party's securities are traded (collectively, an "Exchange")) and the other Party would prefer not to make such Disclosure, the Party seeking such Disclosure shall either (i) [***] or (ii) [***]. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

          15.6.4 Filing of Agreement. With respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment for portions of this Agreement from such Exchange and shall provide the other Party with the opportunity, for [***], to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing.

     15.7 Scientific Publications. Notwithstanding Section 15.6, in the event a Party wishes to publish in a peer review journal or present at a scientific conference information relating to or arising from this Agreement, such Party shall submit to the other Party (through the Steering Committee or JPT tasked by the Steering Committee to review such proposals) the proposed publication or presentation (including, without limitation, posters, slides, abstracts, manuscripts, and written descriptions of oral presentations) at least [***] to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials. The other Party shall review such submitted materials and respond to the submitting Party [***] of receipt thereof. At the option of the reviewing Party, the submitting Party shall [***]. In the event the reviewing Party does not respond within the period specified above, the submitting Party will be free to make such proposed publication or presentation.

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                                      -51-

     15.8 Use of Names. Neither Party shall use the name, symbol and/or logo of the other Party, its Affiliates and/or employees, agents, or contractors in any medium or forum without the other Party's prior written consent.

                                  ARTICLE XVI
                                 MISCELLANEOUS

     16.1 Assignment.

          (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred, in whole or in part, by Altus to a Third Party without the prior written consent of Genentech; provided, however, that, subject to Section 7.8, Altus may assign this Agreement and the whole of its rights and obligations hereunder without Genentech's consent in connection with an Acquisition of Altus, provided further that Altus provide Genentech with [***] prior written notice of such Acquisition. Any purported assignment in contravention of this Section 16.1 shall, at the option of Genentech, be null and void and of no effect. Notwithstanding the foregoing, Altus shall not assign or otherwise transfer to any Affiliate or to any Third Party the ownership of, or its right in or to, any Altus Technology or Joint Collaboration Technology in any manner inconsistent with this Agreement or Genentech's exercise of the rights granted to it under this Agreement.

          (b) Genentech may assign this Agreement or any right or obligation hereunder [***]. Genentech shall give Altus written notice within [***] after such assignment.

          (c) No assignment shall release either Party from responsibility for the performance of any obligation accrued hereunder prior to a permitted assignment. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee of a Party.

     16.2 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral. Notwithstanding the authority granted to the Steering Committee under this Agreement, this Agreement may be amended only in writing signed by properly authorized representatives of each of Genentech and Altus. In the event of a conflict between the Development Plan or the Commercialization Plan, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern.

     16.3 Notices. Except as otherwise expressly provided in the Agreement, all notices required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent). Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 16.3 by sending written notice to the other Party.

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                                      -52-
          if to Altus, to:

               Altus Pharmaceuticals, Inc.
               125 Sidney Street
               Cambridge, Massachusetts 02139
               Attn: General Counsel
               Telephone No.: (617) 299-2900
               Facsimile No.: (617) 299-2999

          if to Genentech, to:

               Genentech, Inc.
               1 DNA Way
               South San Francisco, California 94080-4990
               Attn: Corporate Secretary
               Telephone No.: (650) 225-1000
               Facsimile No.: (650) 467-9146

               with a copy to:

               Genentech, Inc.
               1 DNA Way
               South San Francisco, California 94080-4990
               Attn: VP, Alliance Management and Pipeline Strategy Support Telephone No.: (650) 225-1000
               Facsimile No.: (650) 467-3294

     16.4 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

     16.5 Relationship of the Parties. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any employee benefits. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party's legal relationship under this Agreement to the other Party shall be that of independent contractor, and nothing herein shall create any association, partnership, joint venture, fiduciary duty or the relation of principal and agent between the Parties, and neither Party shall have the authority to bind the other or the other's representatives in any way.

     16.6 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York without regard to its conflicts of laws principles, except for matters of intellectual property which shall be determined in accordance with U.S. federal patent Laws or the intellectual property Laws relevant to the intellectual property in question. The United Nations Conventions on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"),

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

the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, and any other unified Laws relating to the conclusion and implementation of contracts for the international sale of goods, shall not apply.

     16.7 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of earthquake, fire, flood or other casualty or due to strikes, riot, storms, explosions, acts of God, war, or a similar occurrence or condition beyond the reasonable control of the Parties, the Party so affected shall, upon giving prompt notice to the other Party, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

     16.8 Severability. If, under Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a "Severed Clause"), this Agreement shall endure except for the Severed Clause, provided that such deletion of such Severed Clause does not alter the basic purpose and structure of this Agreement. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

     16.9 Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision. No delay or omission by a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder shall operate as a waiver of any right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

     16.10 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party.

     16.11 HSR Act. The Parties shall use commercially reasonable efforts to promptly obtain any clearance required under the HSR Act for the consummation of this Agreement and the transactions contemplated hereby. Each Party shall furnish to the other Party reasonably necessary information and reasonable assistance as the other Party may request in connection with its compliance with the HSR Act, and any inquiries or requests for additional information in connection therewith. Genentech shall provide Altus notice of achievement of the HSR Clearance Date on the HSR Clearance Date or promptly thereafter.

     16.12 CREATE Act. It is the intention of the Parties that this Agreement is a "joint research agreement" as that phrase is defined in 35 U.S.C. Section 103(c)(3). In the event that either Party to this Agreement intends to overcome a rejection of a claimed invention within the Collaboration Technology or Genentech Technology pursuant to the provisions of 35 U.S.C. Section 103(c)(2), such Party shall first obtain the prior written consent of the other Party. Following receipt of such written consent, such Party shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by

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

35 U.S.C. Section 103(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement (including the scope of the joint research). To the extent that the Parties agree that, in order to overcome a rejection of a claimed invention within the Collaboration Technology or Genentech Technology pursuant to the provisions of 35 U.S.C. Section 103(c)(2), the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, to the extent that the Parties have not previously agreed to such terms and conditions. In the event that Genentech enters into an agreement with a Third Party with respect to the further research, development or commercialization of a Product for the purpose of furthering the Parties' objectives under this Agreement, Altus shall, upon Genentech's request and concurrence of the Parties that such agreement is a "joint research agreement" in furtherance of the Parties' objectives under this Agreement (which concurrence shall not be unreasonably withheld or delayed), similarly enter into such agreement with the Third Party for the purposes of furthering the Parties' objectives under this Agreement, provided that such agreement does not place any material obligation on Altus.

                            [Signature Page Follows]

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

     IN WITNESS WHEREOF, Altus and Genentech, by their duly authorized officers, have executed this Agreement as of the Effective Date.

ALTUS PHARMACEUTICALS INC.              GENENTECH, INC.


By: /S/ SHELDON BERKLE                  By: /S/ ARTHUR D. LEVINSON
    ---------------------------------       ------------------------------------
Name: Sheldon Berkle                    Name: Arthur D. Levinson
Title: President and CEO                Title: Chairman and Chief Executive
                                               Officer

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                                      -56-

                                 SCHEDULE 1.1.10

                                  ALTUS PATENTS

[***]

COUNTRY                  SERIAL NO.   FILING DATE
-------                  ----------   -----------
Australia                   [***]        [***]
South Africa                [***]        [***]
United States               [***]        [***]
PCT                         [***]        [***]
Canada                      [***]        [***]
European Patent Office      [***]        [***]
Hong Kong                   [***]        [***]
India                       [***]        [***]
Japan                       [***]        [***]
Singapore                   [***]        [***]
United States               [***]        [***]

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Schedule 1.1.10                                                           Page 1

[***]

COUNTRY                  SERIAL NO.   FILING DATE
-------                  ----------   -----------
United States               [***]        [***]
United States               [***]        [***]
PCT                         [***]        [***]
Australia                   [***]        [***]
Brazil                      [***]        [***]
Canada                      [***]        [***]
China                       [***]        [***]
Columbia                    [***]        [***]
EPO                         [***]        [***]
HK                          [***]        [***]
India                       [***]        [***]
Israel                      [***]        [***]
Japan                       [***]        [***]
South Korea                 [***]        [***]
Mexico                      [***]        [***]
New Zealand                 [***]        [***]
Philippines                 [***]        [***]
Russian Federation          [***]        [***]
Singapore                   [***]        [***]
South Africa                [***]        [***]

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Schedule 1.1.10                                                           Page 2

[***]

COUNTRY                  SERIAL NO.   FILING DATE
-------                  ----------   -----------
United States               [***]        [***]
PCT                         [***]        [***]
Australia                   [***]        [***]
Brazil                      [***]        [***]
Canada                      [***]        [***]
Columbia                    [***]        [***]
EPO                         [***]        [***]
HK recording                [***]        [***]
India                       [***]        [***]
Israel                      [***]        [***]
Japan                       [***]        [***]
South Korea                 [***]        [***]
Mexico                      [***]        [***]
New Zealand                 [***]        [***]
Philippines                 [***]        [***]
Singapore                   [***]        [***]
South Africa                [***]        [***]
United States               [***]        [***]

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Schedule 1.1.10                                                           Page 3

[***]

COUNTRY                  SERIAL NO.   FILING DATE
-------                  ----------   -----------
[***]                       [***]        [***]

[***]

COUNTRY                  SERIAL NO.   FILING DATE
-------                  ----------   -----------
[***]                       [***]        [***]

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Schedule 1.1.10                                                           Page 4

                                    EXHIBIT A

                            STOCK PURCHASE AGREEMENT



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

                         COMMON STOCK PURCHASE AGREEMENT

     COMMON STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 19, 2006, between ALTUS PHARMACEUTICALS INC., a Delaware corporation (the "Company"), and GENENTECH, INC. (the "Purchaser").

     WHEREAS, the parties hereto are simultaneously entering into a Collaboration and License Agreement (the "Collaboration Agreement"); and

     WHEREAS, in connection with the transactions contemplated by the Collaboration Agreement, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     Purchase and Sale of the Shares.

          (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined in clause (b) below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 794,575 shares (the "Shares") of Common Stock of the Company for an aggregate purchase price of $15,000,000 (the "Purchase Price"). For the sake of clarification only, the per share price used to calculate such number of Shares is equal to the average of the reported last sale price of the Common Stock on the Nasdaq Global Market from November 28, 2006 through December 18, 2006. The number of Shares to be issued to the Purchaser hereunder shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Common Stock of the Company occurring after the date hereof and prior to the Closing.

          (b) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Company and the Purchaser (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions to the Closing set forth in Section 4 of this Agreement, remotely via the exchange of documents and signatures, unless another date, place or time is agreed to in writing by the Purchaser and the Company. The respective obligations of the parties to this Agreement to effect the transactions contemplated hereby shall be subject to the delivery of the following at the
Closing:

               (i) the Company and the Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement");

               (ii) the Company shall deliver to the Purchaser a certificate of its Secretary or Assistant Secretary attesting as to the resolutions of the Board of Directors of the Company relating to the sale of the Shares;

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

               (iii) the Company shall deliver to the Purchaser a certificate as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

               (iv) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, shall deliver to the Purchaser an opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit B;

               (v) the Purchaser shall pay the Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company; and

               (vi) the Company shall instruct the transfer agent for the Common Stock to issue and promptly deliver to the Purchaser a stock certificate representing the Shares.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 2 are true and correct as of the date hereof.

          (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

          (b) Authorization and Binding Nature. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the issuance and delivery of the Shares has been duly authorized by all requisite corporate action on the part of the Company and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (c) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws of the Company, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company, or
(iii) violate or conflict with any material agreement to which the Company is a party or by which it is bound.

          (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, or to execute and deliver the

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

Registration Rights Agreement, except for such qualifications or filings under applicable securities laws as may be required to be made after the Closing in connection with the transactions contemplated by this Agreement.

          (e) Authorization of Shares. When issued, sold and delivered in accordance with the provisions of this Agreement for the consideration expressed herein, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

          (f) SEC Reports. The Company has previously furnished or made available to the Purchaser (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, as filed with the Securities and Exchange Commission (the "SEC"), and (ii) all other reports filed by the Company with the SEC under Section 13 or subsections (a) and (c) of Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2006 (such reports are collectively referred to herein as the "Reports"). The Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) and (c) of Section 14 of the Exchange Act with the SEC from January 1, 2006 through the date of this Agreement. The Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. The Reports, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this
Section 3 are true and correct as of the date hereof.

          (a) Corporate Power. The Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Purchaser has not been organized, reorganized or recapitalized for the purpose of investing in the Company.

          (b) Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized by all requisite corporate action on the part of the Purchaser and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (c) Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of the certificate of incorporation or bylaws of the Purchaser, (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

applicable to the Purchaser, or (iii) conflict with or violate any material agreement to which the Purchaser is a party or by which it is bound.

          (d) Accredited Investor. The Purchaser is an "accredited investor," as defined in Rule 501 under the Securities Act.

          (e) Investment. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser acknowledges that the Company has not made any representations with respect to registration of the Shares under applicable securities laws, that there can be no assurance that any market for the Common Stock will continue into the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time.

          (f) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents and other information necessary for the Purchaser to evaluate the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents requested and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The Purchaser understands that an investment in the Company involves significant risks.

     4. Conditions to Closing.

          (a) Conditions to Obligations of the Purchaser. The Purchaser shall have no obligation to effect the transactions contemplated hereby until the Effective Date (as such term is defined in the Collaboration Agreement), at which time the obligations of the Purchaser to effect the transactions contemplated hereby shall be subject to the delivery by the Company at the Closing of the items identified in Section 1(b) of this Agreement and the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the
Purchaser:

               (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (B) where the failure to be true and correct, individually or in the aggregate, has not had a Material Adverse Effect); and the Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. For purposes of this Agreement, the term "Material Adverse Effect"

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

means a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (1) changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism; (2) changes that are the result of factors generally affecting the industries or markets in which the Company operates; (3) any adverse change arising out of or resulting from actions contemplated by the parties in connection with this Agreement or the Collaboration Agreement or the pendency or announcement of the transactions contemplated by this Agreement or the Collaboration Agreement, including without limitation actions of collaborators, competitors or employees; (4) changes in law, rules or regulations or generally accepted accounting principles or the interpretation thereof; (5) any action taken pursuant to or in accordance with this Agreement or the Collaboration Agreement or at the request of the Purchaser; (6) any failure by the Company to meet any published securities analyst estimates of revenues, earnings, expenses or amount of cash for any period ending on or after the date of this Agreement and prior to the Closing;
(7) any loss of collaborators or other business relationships resulting directly or indirectly from the announcement of the transactions contemplated by this Agreement or the Collaboration Agreement; (8) any stockholder litigation; and
(9) a decline in the price of the Common Stock of the Company.

               (ii) The Collaboration Agreement shall not have been terminated prior to the Closing.

          (b) Conditions to Obligations of the Company. The Company shall have no obligation to effect the transactions contemplated hereby until the Effective Date, at which time the obligations of the Company to effect the transactions contemplated hereby shall be subject to the delivery by the Purchaser at the Closing of the items identified in Section 1(b) of this Agreement and the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

               (i) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Company to such effect.

               (ii) The Collaboration Agreement shall not have been terminated prior to the Closing.

     5. Closing Efforts. Each of the Company and the Purchaser shall use reasonable commercial efforts to consummate the transactions contemplated by this Agreement.

     6. Termination. This Agreement may be terminated (i) at any time by mutual written consent of the Company and the Purchaser, (ii) by either party if the Collaboration Agreement has been terminated for any reason prior to the Closing or (iii) by either party if the Closing has not occurred within 30 days after the Effective Date. In the event that this Agreement is terminated, the respective obligations of the Company and the Purchaser to sell and purchase the Shares and as otherwise provided in this Agreement shall become void and be of no further force or effect, provided that any such termination shall not relieve any party from

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

liability for any breach by such party, prior to the termination of this Agreement, of any covenant or agreement (but not any representation or warranty) contained in this Agreement or impair the right of any party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other party.

     7. Opinions and Legends. The Purchaser agrees that the Shares shall not be sold or transferred unless: (i) the Shares shall first have been registered under the Securities Act, (ii) the Shares are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) the Company shall first have been furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. The Purchaser understands that the certificate representing the Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required."

Promptly after a request from the Purchaser, the foregoing legend shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Shares are resold under an effective registration statement under the Securities Act or (ii) the Shares are eligible for resale pursuant to Rule 144(k) of the Securities Act and the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to such effect.

     8. Miscellaneous.

          (a) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile or with a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by facsimile, or three business days after being sent, if sent by reputable express courier.

               If to the Company:

                    Altus Pharmaceuticals Inc.
                    125 Sidney Street
                    Cambridge, Massachusetts 02139
                    Attention: General Counsel
                    Facsimile No.: (617) 299-2999

                    with a copy to:

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

                    WilmerHale
                    60 State Street
                    Boston, Massachusetts 02109
                    Attention: Peter N. Handrinos, Esq.
                    Facsimile No.: (617) 526-5000

               If to the Purchaser:

                    Genentech, Inc.
                    1 DNA Way
                    South San Francisco, California 94080
                    Attn: Corporate Secretary
                    Facsimile No.: (650) 467-9146

          (b) Successors and Assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void.

          (c) Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for one year.

          (d) Entire Agreement. This Agreement and the Registration Rights Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

          (e) Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.

          (g) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

          (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                  [Remainder of Page Intentionally Left Blank]

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                        ALTUS PHARMACEUTICALS INC.


                                        By: /S/ SHELDON BERKLE
                                            ------------------------------------
                                        Name: Sheldon Berkle
                                        Title: President and CEO


                                        GENENTECH, INC.


                                        By: /S/ ARTHUR D. LEVINSON
                                            ------------------------------------
                                        Name: Arthur D. Levinson
                                        Title: Chairman and Chief Executive
                                               Officer

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

                                    EXHIBIT A

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") dated as of ____________, 2007 is entered into by and among ALTUS PHARMACEUTICALS INC., a Delaware corporation (the "Company"), and GENENTECH, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined below);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by or is under common control with the Purchaser.

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, $0.01 par value per share, of the Company.

          "Company" has the meaning ascribed to it in the introductory paragraph hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Indemnified Party" means a party entitled to indemnification pursuant to Section 2.4.

          "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 2.4.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

          "Purchase Agreement" has the meaning ascribed to it in the recitals hereto.

          "Purchaser" has the meaning ascribed to it in the introductory paragraph hereto.

          "Registrable Shares" means the shares of Common Stock issued to the Purchaser pursuant to the Purchase Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares
(i) upon the sale of such shares, (ii) upon the transfer of such shares in any manner to a person or entity which is not entitled, pursuant to Section 3.1, to the rights provided by this Agreement, (iii) at such time as they become eligible for sale pursuant to Rule 144(k) under the Securities Act or (iv) at such time as they cease to be outstanding.

          "Registration Expenses" means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses and state Blue Sky fees and expenses, but excluding underwriting discounts, selling commissions and the fees and expenses of counsel to the Purchaser.

          "Registration Statement" means a registration statement on Form S-3 (or any successor form) filed by the Company with the Commission for a public offering and sale of securities of the Company.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     2.   REGISTRATION RIGHTS.

          2.1  Required Registration.

               (a) At any time after the later of (i) April 30, 2007 and (ii) the date on which the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Purchaser may request, in writing, that the Company effect the registration on Form S-3 (or such successor form) of the Registrable Shares then owned by the Purchaser. Upon receipt of any such request for registration, the Company shall use its commercially reasonable efforts to effect the registration on Form S-3 (or any successor form) of all Registrable Shares which the Company has been requested by the Purchaser to so register.

               (b) The Company shall not be required (i) to effect more than three registrations pursuant to Section 2.1(a) or (ii) to effect a registration pursuant to Section 2.1(a) involving the distribution of Registrable Shares by means of an underwriting. For purposes of this Section 2.1(b), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Purchaser withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchaser after the

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          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

date on which such registration was requested) and elects not to pay the Registration Expenses therefor pursuant to Section 2.4).

               (c) If at the time of any request to register Registrable Shares by the Purchaser pursuant to this Section 2.1, the Company is engaged or has plans to engage in a public offering of securities solely by, and solely on behalf of, the Company or the Company is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not to exceed 60 consecutive days from the date of such request or an aggregate of 120 days in any one-year period.

               (d) The Company shall be entitled to include shares of Common Stock held by others in any registration pursuant to this Section 2.1.

          2.2  Registration Procedures.

               (a) If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall: (i) promptly file with the Commission a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause that Registration Statement to become effective as soon as practicable;
(ii) use its commercially reasonable efforts to keep the Registration Statement effective for 90 days from the effective date or such lesser period until all such Registrable Shares are sold; (iii) promptly furnish to the Purchaser a copy of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares; and (iv) use its commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states of the United States as the Purchaser shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable.

               (b) If the Company has delivered a Prospectus to the Purchaser and, after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, the Purchaser shall be free to resume making offers of the Registrable Shares.

               (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Purchaser to such effect, and, upon receipt of such notice, the Purchaser shall

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  SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
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

immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Purchaser has received a copy of a supplemented or amended Prospectus or until the Purchase is advised in writing by the Company that the then current Prospectus may be used and has received a copy of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.2(c) to suspend sales of Registrable Shares for a period in excess of 60 days consecutively or 120 days in any 365-day period.

          2.3 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Purchaser (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchaser after the date on which such registration was requested) and if the Purchaser elects not to have such registration counted as a registration requested under Section 2.1, the Purchaser shall pay the Registration Expenses.

          2.4 Indemnification and Contribution.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, each underwriter of Registrable Shares, and each other person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such underwriter or such controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Purchaser for any reasonable legal or other expenses reasonably incurred by the Purchaser in investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Purchaser, such underwriter or such controlling person specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each

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

person (if any) who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and the Purchaser will reimburse the Company for any reasonable legal or other expenses reasonably incurred by the Company in investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the net proceeds to the Purchaser of Registrable Shares sold in connection with such registration.

               (c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.4 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.4(d), in no case shall the Purchaser be liable or responsible for any amount in excess of the net proceeds received by the Purchaser from the offering of Registrable Shares; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.4(d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.4(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               (e) The rights and obligations of the Company and the Purchaser under this Section 2.4 shall survive the termination of this Agreement.

          2.5 Information by Holder. The Company shall not be required to include any Registrable Shares in any Registration statement unless the Purchaser furnishes the Company in writing such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing in connection with a Registration Statement or as shall be required in connection with any such registration, qualification or compliance. The Purchaser agrees to report promptly (and in any event within 10 days) all sales or other transfers of Registrable Shares.

          2.6 "Lock-Up" Agreement; Confidentiality of Notices. The Purchaser agrees not to offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities that represent the right to receive shares of Common Stock during the 20 days prior to and the 90 days beginning on the effective date of any underwritten offering of the Company's equity securities solely by, and solely on behalf of, the Company unless the

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

Company and the underwriters managing the offering otherwise agree. The Company and the Purchaser agree that the provisions of this Section 2.6 shall be enforceable by such underwriter(s) against the Purchaser, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), the Purchaser agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s) and the Purchaser, further evidencing the Purchaser's agreement not to sell such securities during such period. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such restricted period. Any written notice from the Company regarding the Company's plans to file a Registration Statement and other information related thereto shall be treated by the Purchaser as confidential and the Purchaser shall not disclose such information to any person.

          2.7 Termination. This Agreement shall terminate upon the earlier of
(a) two years after the date hereof and (b) the date on which the Purchaser does not hold any Registrable Shares.

     3.   GENERAL.

          3.1 Transfer of Rights. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser only to an Affiliate to which all of the Registrable Shares are transferred pursuant to the terms of this Agreement, and, in such case, such transferee shall be deemed the "Purchaser" for purposes of this Agreement; provided, however, that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

          3.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          3.3 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.

          3.5 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

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

     If to the Company, at 125 Sidney Street, Cambridge, Massachusetts 02139,
Attention: General Counsel, or at such other address as may have been furnished in writing by the Company to the Purchaser, with a copy to WilmerHale, 60 State Street, Boston, Massachusetts 02109, Attention: Peter N. Handrinos, Esq.; or

If to the Purchaser, at 1 DNA Way, South San Francisco, California 94080,
Attention: Corporate Secretary, or at such other address as may have been furnished in writing by the Purchaser to the Company.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 3.5.

          3.6 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          3.7 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser.

          3.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          3.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                        ALTUS PHARMACEUTICALS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GENENTECH, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL

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

_____________, 2007

Genentech, Inc.
1 DNA Way
South San Francisco, California 94080

Re: Altus Pharmaceuticals Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 1(b)(iv) of the Common Stock Purchase Agreement, dated as of December 19, 2006 (the "Agreement"), by and between Altus Pharmaceuticals Inc., a Delaware corporation (the "Company"), and Genentech, Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement and the Registration Rights Agreement, of even date herewith, by and between the Company and the Purchaser (the "Registration Rights Agreement," and, together with the Agreement, the "Transaction Documents"). As such counsel, we have examined and are familiar with and have relied upon the following documents:

     (a) the Restated Certificate of Incorporation and the Restated Bylaws of the Company;

     (b) a Certificate of the Secretary of State of the State of Delaware, dated __________, 2007, attesting to the continued legal existence and corporate good standing of the Company in Delaware (the "Company Domestic Certificate");

     (c) a Certificate of the Secretary of the Commonwealth of Massachusetts, dated __________, 2007, attesting to the good standing and due qualification of the Company to transact business in Massachusetts (the "Company Foreign Qualification Certificate");

     (d)  each of the Transaction Documents; and

     (e) a Certificate of an officer of the Company, of even date herewith, attesting to the Company's charter and bylaws, certain resolutions adopted by the Board of Directors of the Company and the incumbency of certain officers of the Company.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Company and the Purchaser in the Transaction Documents. We have not

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

attempted to verify independently such facts. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Transaction Documents have been duly authorized, executed and delivered by the Purchaser, and that the Purchaser has all requisite power and authority to effect the transactions contemplated by the Transaction Documents. We have also assumed that each of the Transaction Documents is the valid and binding obligation of the Purchaser, and is enforceable against the Purchaser in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Transaction Documents other than the Company.

For purposes of this opinion, we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Transaction Documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein with respect to compliance by the Company with any federal securities or state securities or "blue sky" laws, including without limitation, federal and state antifraud laws, or the by-laws or any rules or other regulations of the National Association of Securities Dealers, Inc., including without limitation, the rules, regulations and requirements of The Nasdaq Stock Market. We are also expressing no opinion herein with respect to compliance by the Company or the Purchaser with state or federal antitrust or unfair competition laws, including without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Transaction Documents on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Transaction

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Documents may not be waived or modified except in writing or (h) relating to choice of law, consent to jurisdiction or waiver of jury trial. We express no opinion herein as to Sections 2.4 and 3.4 of the Registration Rights Agreement.

Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence, due qualification and good standing of the Company, are based solely on the Company Domestic Certificate and the Company Foreign Qualification Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinion in paragraph 3 below, we have relied upon representations made by the Purchaser in the Agreement, and have assumed (without any independent investigation) the accuracy of such representations. For purposes of our opinion in paragraph 3 below, we have also assumed that in connection with the offer and sale of securities to the Purchaser, neither the Company nor any person acting on its behalf has engaged in any form of "general solicitation or general advertising" within the meaning contemplated by Rule 502(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to carry out the transactions contemplated by the Transaction Documents. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts.

     2. The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, do not (a)

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

          violate the provisions of any U.S. federal or Massachusetts state law, rule or regulation applicable to the Company or the Delaware General Corporation Law statute or (b) violate the provisions of the Company's Restated Certificate of Incorporation or Restated Bylaws.

     4. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable.

This opinion is provided to the Purchaser as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Purchaser and is solely for the benefit of the Purchaser in connection with the transactions contemplated by the Transaction Documents. This opinion may not be relied upon by the Purchaser for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,


-------------------------------------

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                                    EXHIBIT B

                              FORM OF PRESS RELEASE

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

NEWS RELEASE
Contact information:
John A. Jordan
Senior Director, Corporate Communications
617-299-2852

              ALTUS PHARMACEUTICALS ENTERS INTO EXCLUSIVE STRATEGIC
                         COLLABORATION WITH GENENTECH TO
              DEVELOP AND COMMERCIALIZE PRODUCTS FOR GROWTH HORMONE
                               DEFICIENT PATIENTS

               -- GENENTECH OBTAINS NORTH AMERICAN DEVELOPMENT AND COMMERCIALIZATION COLLABORATION LICENSE WITH GLOBAL OPTION FOR ALTU-238 --
  -- ALTUS TO RECEIVE $30 MILLION FROM UPFRONT PAYMENT AND EQUITY INVESTMENT --

CAMBRIDGE, MASS. - DECEMBER 20, 2006 - Altus Pharmaceuticals Inc. (NASDAQ: ALTU) announced today that it has entered into an agreement with Genentech, Inc. to develop, manufacture and commercialize Altus' product candidate ALTU-238. The strategic alliance is an exclusive North American collaboration and license arrangement, with an option for a global agreement. ALTU-238 is a subcutaneously administered, once-per-week formulation of human growth hormone, which employs Altus' proprietary protein crystallization and formulation technology, for patients with growth hormone deficiencies.

     As part of the North American agreement, Genentech will make a $15 million upfront payment to Altus with the potential for Altus to receive additional payments of approximately $140 million based upon the successful completion of certain development and commercialization milestones. In conjunction with this agreement, Altus will receive a $15 million equity investment through the sale of 794,575 shares of its common stock to Genentech. In addition, Genentech has obtained a global commercialization option for ALTU-238. If Genentech exercises the global option Altus could potentially receive additional payments of more than $110 million, comprised of upfront and milestone payments.

     "The Altus and Genentech alliance is an important strategic move that we believe further validates ALTU-238 as a long-acting product candidate for growth hormone deficient patients as well as the value of our protein crystallization platform," stated Sheldon Berkle, President and CEO of Altus Pharmaceuticals. "Through this agreement, we are now collaborating with a premier biopharmaceutical company that is a leader in the United States growth hormone market. We believe that Genentech's development experience as well as their knowledge of the regulatory and commercial environments for growth hormone products should contribute to even greater potential for ALTU-238."

ALTUS AND GENENTECH STRATEGIC COLLABORATION/2

TERMS OF THE AGREEMENT

     Under the terms of the agreement, Genentech obtains an exclusive license to collaborate with Altus to develop, manufacture and market ALTU-238 throughout North America. Going forward, Genentech will be responsible for ALTU-238 development and commercialization costs. In North America, Altus and Genentech anticipate co-promoting and marketing ALTU-238. Upon any commercialization, Altus expects to receive double digit royalties on net sales of ALTU-238. The completion of the agreement may

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be subject to Hart-Scott-Rodino approval under United States antitrust laws and customary closing conditions.

CONFERENCE CALL ACCESS INFORMATION

     Altus will hold a conference call and simultaneous webcast today, Wednesday, December 20, 2006 at 11:00 a.m. eastern time. To participate in the conference call, please dial (800) 289-0726 in the U.S. or (913) 981-5545 for international callers. A live audio webcast of the call will be accessible at www.altus.com, under the Investor Relations section of the website. Please connect to Altus' website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

     A replay of the webcast will be available on www.altus.com through January 20, 2007. Alternatively, the replay will be available starting at 3:00 p.m. eastern time today through 11:59 p.m. eastern time Wednesday, December 27, 2006 by dialing (719) 457-0820 or (888) 203-1112. The replay passcode is 6959149.

ABOUT ALTU-238

     ALTU-238 is a long-acting subcutaneous formulation of recombinant human growth hormone, in a ready-to-use liquid suspension formulation, that employs Altus' proprietary protein crystallization and formulation technology. Altus' technology preserves the structure of the human growth hormone molecule without the need for polymers or encapsulation and enables administration through a fine gauge needle. Recombinant human growth hormone is approved for treating multiple growth disorders in children and adolescents and for growth hormone replacement in adults. Global sales for all recombinant human growth hormone were approximately $2.4 billion in 2005.

ALTUS AND GENENTECH STRATEGIC COLLABORATION/3

     Altus recently reported results from a Phase II trial in growth hormone deficient adults in which ALTU-238 demonstrated a pharmacokinetic and pharmacodynamic profile that the Company believes is supportive of a once-per-week growth hormone therapy. The study identified doses of ALTU-238 that maintained IGF-1 levels within the normal range for age and gender over the course of the study and a once-per-week dosing of ALTU-238 appeared to result in a consistent, linear dose response of hGH and IGF-1 levels in the blood.

ABOUT GROWTH HORMONE DEFICIENCY AND GROWTH FAILURE

     Growth hormone disorders occur when the production of growth hormone, secreted via the hypothalamic-pituitary axis is disrupted. Growth hormone plays a critical role in stimulating bone growth and development and it is involved in the production of muscle and in the breakdown of fats. In children, when there is a deficiency or absence of growth hormone, growth failure occurs. Recombinant human growth hormone (rhGH) products are currently approved to treat multiple growth disorders, including pediatric hormone deficiency, Turner Syndrome, chronic renal insufficiency, idiopathic short stature, Prader-Willi Syndrome, short children born small for gestational age, genetic SHOX abnormalities, as well as adult disorders of growth hormone deficiency, short bowel syndrome and muscle wasting in patients with HIV.

ABOUT ALTUS PHARMACEUTICALS INC.

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.

     Altus Pharmaceuticals, headquartered in Cambridge, MA, is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The Company's website is http://www.altus.com.

ALTUS FORWARD LOOKING STATEMENT

     Certain statements in this news release concerning Altus' business are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to the continued development for ALTU-238, payments to be received under the agreements with Genentech, issuance of pending patents, and the ability of Altus' proprietary protein crystallization technology to effectively deliver growth hormone therapy through a once-weekly injection using a fine gauge needle. These payments are dependant, in part, on the issuance of pending patents and commercialization. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties and other important factors, including, but not limited to uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning important factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus' reports filed with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

                                       ###

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING
          CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT.